UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Oscient Pharmaceuticals Corporation

(Name of Registrant as Specified In Its Charter)

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OSCIENT PHARMACEUTICALS CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On June 8, 2006

To the Shareholders of

OSCIENT PHARMACEUTICALS CORPORATION

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Oscient Pharmaceuticals Corporation, (the “Company”) will be held on Thursday, June 8, 2006 beginning at 9:00 a.m. at Ropes & Gray LLP, One International Place, 36th floor, Boston, Massachusetts, for the following purposes:

A.	To elect nine directors.

B.	To approve an amendment to the Employee Stock Purchase Plan, increasing the number of shares of common stock, par value $0.10 per share, available for issuance under the plan from 1,500,000 to 2,250,000 shares.

C.	To approve an amendment to the 2001 Incentive Plan to (i) increase the number of shares of common stock, par value $0.10 per share, available for issuance under the plan from 10,812,228 to 15,812,228 shares, (ii) decrease the maximum number of shares of common stock for which stock options may be granted to any person in any calendar year, the maximum number of shares of common stock subject to stock appreciation rights (SARs) granted to any person in any calendar year, and the aggregate maximum number of shares of common stock subject to other awards (other than restricted stock awards) that may be delivered to any person in any calendar year from 1,000,000 to 750,000, (iii) increase the maximum number of shares of common stock subject to restricted stock awards that may be delivered to any person in any calendar year from 100,000 to 200,000, and (iv) increase, with respect to any stock-based performance award other than a stock option or SAR, the maximum number of shares of common stock that may be subject to such award from 100,000 to 200,000.

D.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006.

E.	To transact such other business as may properly come before the meeting or any adjournment of the meeting.

The Board of Directors has fixed the close of business on April 13, 2006 as the record date for the determination of shareholders entitled to notice of and to vote at this meeting and at any adjourned session(s) thereof.

All shareholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed form of proxy as promptly as possible. Shareholders attending the meeting may vote in person even if they have returned a proxy.

By Order of the Board of Directors,

PATRICK O’BRIEN, Clerk

April 26, 2006

Boston, Massachusetts

OSCIENT PHARMACEUTICALS CORPORATION

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 8, 2006

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

Why did you send me this Proxy Statement?

We sent you this Proxy Statement and the accompanying proxy card because the Board of Directors of Oscient Pharmaceuticals Corporation is soliciting your proxy to vote at our Annual Meeting of Stockholders to be held on Thursday, June 8, 2006 beginning at 9:00 a.m. at Ropes & Gray LLP, One International Place, 36th floor, Boston, Massachusetts. This Proxy Statement, along with the accompanying Notice of Annual Meeting of Stockholders, summarizes the purposes of the meeting and the information that you need to know to vote at the meeting.

Our 2005 Annual Report to Stockholders and our 2005 Annual Report on Form 10-K, which includes our audited financial statements, are being mailed with this Proxy Statement, but are not part of this Proxy Statement. You can also find a copy of our 2005 Annual Report on Form 10-K on the Internet through the SEC’s electronic data system called EDGAR at www.sec.gov or through the Investor Relations section of our website at www.oscient.com.

Who can vote?

Each share of common stock you own as of the close of business on the record date of April 13, 2006 entitles you to one vote on each matter to be voted upon at the meeting. As of the record date, 96,099,585 shares of common stock were outstanding and entitled to vote. We are mailing this Proxy Statement and the accompanying proxy on or about April 27, 2006 to all stockholders entitled to notice of and to vote at the meeting.

Shares represented by valid proxies, received in time for the meeting and not revoked prior to the meeting, will be voted at the meeting. You can revoke your vote in the manner described in “How can I change my vote?”

How do I vote?

If your shares are registered directly in your name through our stock transfer agent, Computershare, or you have stock certificates, you may vote:

•	By mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

•	In person at the meeting. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares are held in “street name” (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

•	By Internet or by telephone. You will receive instructions from your bank, broker or other nominee if you are permitted to vote over the Internet or by telephone.

•	By mail. You will receive instructions, typically in the form of a voting instruction form, from your bank, broker or other nominee explaining how to vote your shares.

•	In person at the meeting. Contact the bank, broker or other nominee who holds your shares to obtain a broker proxy card and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a proxy card from your bank, broker or other nominee.

How can I change my vote?

You may revoke your proxy and change your vote at any time before the meeting. You may do this by:

•	Signing a new proxy card or voting instruction form and submitting it as instructed above.

•	If your shares are registered in your name or if you have stock certificates, delivering to our Clerk a signed statement of revocation or a duly executed proxy bearing a later date.

•	If your shares are held in street name, re-voting as instructed above. Only your latest vote will be counted.

•	Attending the meeting in person and voting in person. Attending the meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

Will my shares be voted if I do not vote?

If your shares are registered in your name or if you have stock certificates, they will not be voted unless you vote at the meeting in the manner described under “How do I vote?”

If your shares are held in street name and you do not vote in the manner described under “How do I vote,” the bank, broker or other nominee has the authority to vote your unvoted shares on “Proposal A—Election of Directors” and “Proposal D—Ratification of the Selection of our Independent Registered Public Accounting Firm.” If the bank, broker or other nominee does not vote your unvoted shares on these proposals, the shares become “broker non-votes” as to the particular proposals.

If your shares are held in street name and you do not vote on “Proposal B—Approval of the Amendment of our Employee Stock Purchase Plan,” or “Proposal C—Approval of the Amendment of our 2001 Incentive Plan,” your shares will not be voted and the shares also become broker non-votes as to the particular proposals.

The effect of broker non-votes on the vote for each proposal is described under “What vote is required to approve each matter and how are votes counted?” We encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire.

What if I receive more than one proxy card or voting instruction form?

You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How do I vote?” for each account to ensure that all of your shares are voted.

How many shares must be present to hold the meeting?

A majority of our outstanding shares of common stock as of the record date must be present at the meeting to hold the meeting and conduct business. This is called a quorum. Shares voted in the manner described under “How do I vote?” will be counted as present at the meeting. Shares counted as present at the meeting that abstain or do not vote on one or more of the matters to be voted upon, as well as broker non-votes, are counted as present for establishing a quorum.

If a quorum is not present, we expect that the meeting will be adjourned until we obtain a quorum.

What vote is required to approve each matter and how are votes counted?

•	Election of Directors. The nine nominees for director receiving the highest number of votes FOR election will be elected as directors. This is called a plurality. Abstentions are not counted for purposes of electing directors. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms have the authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

•	Approval of the Amendment of our Employee Stock Purchase Plan. The affirmative vote of a majority of shares present or represented and entitled to vote at the meeting is required to approve the amendment of our Employee Stock Purchase Plan to increase the number of shares of common stock available for issuance under the plan from 1,500,000 to 2,250,000 shares. Abstentions and unvoted shares will be treated as votes against this proposal. Broker non-votes will have no effect on the results of this vote. Brokerage firms do not have the authority to vote customers’ unvoted shares held by the firms in street name on this proposal.

•	Approval of the Amendment of our 2001 Incentive Plan. The affirmative vote of a majority of shares present or represented and entitled to vote at the meeting is required to approve the amendment of our 2001 Incentive Plan to (i) increase the number of shares of common stock available for issuance under the plan from 10,812,228 shares to 15,812,228 shares, (ii) decrease the maximum number of shares of common stock for which stock options may be granted to any person in any calendar year, the maximum number of shares of common stock subject to stock appreciation rights (SARs) granted to any person in any calendar year, and the aggregate maximum number of shares of common stock subject to other awards (other than restricted stock awards) that may be delivered to any person in any calendar year from 1,000,000 to 750,000, (iii) increase the maximum number of shares of common stock subject to restricted stock awards that may be delivered to any person in any calendar year from 100,000 to 200,000, and (iv) increase, with respect to any stock-based performance award other than a stock option or SAR, the maximum number of shares of common stock that may be subject to such award from 100,000 to 200,000. Abstentions and unvoted shares will be treated as votes against this proposal. Broker non-votes will have no effect on the results of this vote. Brokerage firms do not have the authority to vote customers’ unvoted shares held by the firms in street name on this proposal.

•	Ratification of Ernst & Young LLP as our Independent Registered Public Accounting Firm. The affirmative vote of a majority of shares present or represented and entitled to vote at the meeting is required to ratify Ernst & Young LLP as our independent registered public accounting firm for 2006. Abstentions will be treated as votes against this proposal. Brokerage firms have the authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for 2006, the Audit Committee of our Board of Directors will reconsider its selection.

Are there other matters to be voted on at the meeting?

We do not know of any other matters that may come before the meeting. If any other matters are properly presented to the meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment.

Where do I find the voting results of the meeting?

We will announce preliminary voting results at the meeting. We will publish final voting results in our Quarterly Report on Form 10-Q for the second quarter of 2006, which we plan to file with the Securities and Exchange Commission by August 9, 2006. You may request a copy of the Form 10-Q by writing to Investor Relations, Oscient Pharmaceuticals Corporation, 1000 Winter Street, Suite 2200, Waltham, Massachusetts 02451. You will also be able to find a copy on the Internet through the SEC’s electronic data system called EDGAR at www.sec.gov or through the Investor Relations section of our website at www.oscient.com.

Who is soliciting the proxy and what are the costs of soliciting the proxies?

Our Board of Directors is soliciting the proxy accompanying this Proxy Statement. Our directors, executive officers and other employees may also solicit proxies by telephone, fax, e-mail, Internet and personal solicitation. They will not receive any additional compensation for such solicitation. We will bear the cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement. We will also reimburse banks, brokers and other nominees representing stockholders who hold their shares in street name for their expenses in forwarding proxy material to such stockholders. We have engaged the proxy solicitation firm The Altman Group to assist it with the solicitation of proxies, and we expect to pay this firm approximately $10,000 for its services plus out-of-pocket expense incurred by The Altman Group.

Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth information regarding the beneficial ownership of Company common stock as of April 13, 2006 by:

•	each person known by the Company to own beneficially 5% or more of Company common stock;

•	each director and nominee for director of the Company;

•	each executive officer of the Company; and

•	all of the directors and executive officers of the Company as a group.

The percentages shown are based on shares of Company common stock outstanding as of April 13, 2006. Unless otherwise indicated, the address for each stockholder is c/o Oscient Pharmaceuticals Corporation, 1000 Winter Street, Suite 2200, Waltham, Massachusetts 02451. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Luke B. Evnin	3,327,118	(1)	3.4%
Robert J. Hennessey	106,744	(2)	0.1%
Pamela J. Kirby	21,381	(2)	—%
Gary Patou	258,260	(2)	0.3%
Steven M. Rauscher	1,556,960	(3)	1.6%
William S. Reardon	60,386	(2)	0.1%
Norbert G. Riedel	137,082	(2)	0.1%
David B. Singer	1,507,035	(4)	1.6%
David K. Stone	123,332	(2)	0.1%
John Voris	12,334	(2)	—%
Stephen Cohen	561,718	(5)	0.6%
Dominick Colangelo	169,374	(6)	0.2%
OrbiMed Advisors LLC	10,770,000	(7A)	9.99	%(7B)
Ashford Capital Management, Inc.	14,525,500	(8)	15.1%
CAM North America, LLC
Smith Barney Fund Management LLC
Solomon Brothers Asset Management Inc.	8,369,461	(9)	8.7%
Abingworth Management Limited	6,013,212	(10)	6.3%
Sagamore Hill Hub Fund Ltd.	6,022,284	(11)	5.9%
All directors and officers as a group (12 persons)	7,841,724	(12)	7.8%

(1)	Includes 2,041,174 shares of common stock held by BB BioVentures L.P., 26,801 shares of common stock held by MPM Asset Management Investors 1998 LLC, and 262,560 shares of common stock held by MPM BioVentures Parallel Fund, L.P. Includes 848,370 shares of common stock held by BB BioVentures L.P. that may be acquired through the conversion of a promissory note. Includes 11,073 shares of common stock held by MPM Asset Management Investors 1998 LLC that may be acquired through the conversion of a promissory note. Includes 103,460 shares of common stock held by MPM BioVentures Parallel Fund, L.P. that may be acquired through the conversion of a promissory note. Includes 33,680 shares of common stock held by Dr. Evnin which shares are issuable upon the exercise of vested options or options that are to become vested within 60 days following April 13, 2006. Dr. Evnin has shared voting and dispositive power over shares held by BB BioVentures L.P., MPM Asset Management Investors 1998 LLC and MPM BioVentures Parallel Fund, L.P. The address of this shareholder is 601 Gateway Boulevard, Suite 360, South San Francisco, California 94080.
(2)	Includes 58,284 shares for Mr. Hennessey, 21,381 shares for Dr. Kirby, 12,334 shares for Dr. Patou, 47,167 shares for Mr. Reardon, 135,563 shares for Dr. Riedel, 123,332 shares for Mr. Stone, and 12,334 shares for Mr. Voris, which shares are issuable upon the exercise of vested options or options that are to become vested within 60 days following April 13, 2006.
(3)	Includes 1,414,026 shares of common stock for Mr. Rauscher, which shares are issuable upon the exercise of vested options or options that are to become vested within 60 days following April 13, 2006. Includes 124,000 restricted shares.
(4)

Includes 25,076 shares of common stock held by the Singer-Kapp Family 2000 Trust UA 11/30/00 Kapp S. Singer, 194,633 shares of common stock held by David Singer and Diana Kapp Joint Tenant, 10,000 shares of common stock held by Singer-Kapp Family 2000 Trust UA 11/30/00 Emma S. Singer, 10,000 shares of common stock held by the Singer-Kapp Family 2000 Trust UA 11/30/00 Elliot Byrd Singer and 211,574 shares of common stock held by the Singer-Kapp Long-Term Trust. Includes 836,672 shares of common stock that may be acquired upon the exercise of vested options or options that are to become vested within 60 days following April 13, 2006. Includes 16,746 shares of common stock that may be acquired through the conversion of a promissory note.

(5)	Includes 472,989 shares of common stock for Mr. Cohen, which shares are issuable upon the exercise of vested options or options that are to become vested within 60 days following April 13, 2006. Includes 40,000 restricted shares.
(6)	Includes 87,500 shares of common stock for Mr. Colangelo, which shares are issuable upon the exercise of vested options or options that are to become vested within 60 days following April 13, 2006. Includes 80,000 restricted shares.
(7A)	Includes 2,770,000 shares held by Caduceus Capital Master Fund Limited, 1,700,000 shares held by Caduceus Capital II, L.P., 2,200,000 shares held by UBS Eucalyptus Fund, LLC, 241,000 shares held by PW Eucalyptus Fund, Ltd., 425,300 shares held by HFR SHC Aggressive Master Trust, 432,800 shares held by Knightsbridge Post Venture IV L.P., 503,800 shares held by Knightsbridge Integrated Holdings, V, LP, 128,100 shares held by Knightsbridge Netherlands II, LP, 181,200 shares held by Knightsbridge Integrated Holdings IV Post Venture, LP, 90,600 shares held by Knightsbridge Post Venture III, LP, 86,200 shares held by Knightsbridge Netherlands I LP, 149,300 shares held by Knightsbridge Netherlands III LP, 120,500 shares held by Knightsbridge Integrated Holdings II Limited, 55,200 shares held by Knightsbridge Venture Completion 2005 LP, 155,700 shares held by Knightsbridge Venture Capital VI, L.P., 141,600 shares held by Knightsbridge Venture Capital IV LP, and 88,700 shares held by Knightsbridge Venture Capital III LP. Includes 485,000 shares issuable upon exercise held by warrants held by Caduceus Capital Master Fund Limited, 350,000 shares issuable upon exercise held by warrants held by Caduceus Capital II, L.P., 350,000 shares issuable upon exercise held by warrants held by UBS Eucalyptus Fund, LLC, 40,000 shares issuable upon exercise held by warrants held by PW Eucalyptus Fund, Ltd. and 75,000 shares issuable upon exercise held by warrants held by HFR SHC Aggressive Master Trust. The address held by this shareholder is 767 Third Avenue, 30th Floor, New York, New York 10017. This information is based on the information provided to the Company by OrbiMed Advisors LLC.
(7B)	This calculation does not include shares issuable upon the exercise of warrants held by Caduceus Capital Master Fund Limited, Caduceus Capital II, L.P., UBS Eucalyptus Fund, LLC, PW Eucalyptus Fund, Ltd. and HFR SHC Aggressive Master Trust to the extent such exercise would result in beneficial ownership in excess of 9.99%. These warrants provide that the holders thereof may not acquire shares by exercise of such warrants to the extent that, upon such exercise, the number of shares then beneficially owned by such holder and its affiliates and any other persons or entities whose beneficial ownership of common stock would be aggregated with the holder’s shares for purposes of Section 13(d) of the Securities Exchange Act of 1934 exceeds 9.99%, unless the holder waives such restriction 65 days prior to exercise.
(8)	The shares reported by Ashford Capital Management, Inc., a registered investment advisor, are held in separate individual client accounts, two separate limited partnerships and eleven commingled funds. Includes 150,000 shares issuable upon exercise of warrants held by Anvil Investment Associates, 300,000 shares issuable upon exercise of warrants held by Ashford Capital Partners, LP, 200,000 shares issuable upon exercise of warrants held by Hank & Co., and 100,000 shares issuable upon exercise of warrants held by Linerbrook & Co. The address of this shareholder is P.O. Box 4172, Wilmington, DE 19807. This information is based on the Schedule 13G filed on February 13, 2006 by Ashford Capital Management, Inc and information provided to the Company by Ashford Capital.

(9)	Filing as a group, the parties share voting and dispositive power over 8,369,461 shares. Includes 173,327 shares beneficially owned by CAM North America, LLC, 3,510,904 shares beneficially owned, including shares issuable upon exercise of convertible securities, by Salomon Brothers Asset Management Inc., and 4,685,230 shares beneficially owned, including shares issuable upon exercise of convertible securities, by Smith Barney Fund Management LLC. The address of this shareholder is 399 Park Avenue, New York, New York 10022. This information is based on information contained in a joint Schedule 13G filed on April 7, 2006 by CAM North America, LLC. Excludes amounts held by Citigroup Inc., the parent of CAM North America LLC.
(10)	Includes 1,656,736 shares held by Abingworth Bioequities Master Fund LTD, 1,493,925 shares held by Abingworth Bioventures IV LP, 10,364 shares held by Abingworth Bioventures III Executives LP, 237,772 shares held by Abingworth Bioventures III C LP, 396,940 shares held by Abingworth Bioventures III B LP, 650,258 shares held by Abingworth Bioventures III A LP and 12,809 shares held by Abingworth Bioventures IV Executives LP. Includes 453,368 shares issuable upon exercise of warrants held by Abingworth Bioequities Master Fund LTD, 449,513 shares issuable upon exercise of warrants held by Abingworth Bioventures IV LP, 5,182 shares issuable upon exercise of warrants held by Abingworth Bioventures III Executives LP, 118,886 shares issuable upon exercise of warrants held by Abingworth Bioventures III C LP, 198,470 shares issuable upon exercise of warrants held by Abingworth Bioventures III B LP, 325,129 shares issuable upon exercise of warrants held by Abingworth Bioventures III A LP and 3,854 shares issuable upon exercise of warrants held by Abingworth Bioventures IV Executives LP. The investment manager of these securities is Abingworth Management Ltd, 38 Jermyn Street, London, SW1Y 6DN U.K. This information is based solely on information provided to the Company by Abingworth Management Limited.
(11)	Includes 6,022,284 shares of common stock that may be acquired through the conversion of a promissory note. This information is based solely on information provided to the Company by Sagamore Hill.
(12)	Includes 3,253,262 shares of common stock that are issuable upon the exercise of vested options or options that are to become vested within 60 days following April 13, 2006. Includes 979,649 shares of common stock that may be acquired through the conversion of promissory notes. Includes 244,000 restricted shares.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by the Company to its Chief Executive Officer and other executive officers who were in the Company’s employment at December 31, 2005 and who earned more than $100,000 for the fiscal year ended December 31, 2005:

SUMMARY COMPENSATION TABLE

	Annual Compensation					Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary	Bonus			Restricted Stock Awards(s)	Stock/Options SARs(#)	All Other Compensation
Steven M. Rauscher Chief Executive Officer and President	2005 2004 2003	$419,366 402,924 384,300		$174,006 84,738 76,860	(3) (3) (3)	— — —	482,822 517,089 103,504	$28,921 24,560 23,410	(7) (7) (7)

Stephen Cohen Sr. Vice President and Chief Financial Officer	2005 2004 2003	$256,501 231,186 220,500		78,203 40,425 55,125	(4) (4) (4)	— — —	241,562 112,256 37,648	$21,122 22,158 33,157	(8) (8) (8)

Dominick Colangelo Executive Vice President – Corporate Development and Operations	2005	$293,269		$214,894	(5)	—	250,000	$80,045	(9)

Antonius M.G. (Ton) Bunt M.D., Ph.D Senior Vice President – Clinical Development and Medical Affairs (1)	2005	$199,040		$25,000	(6)	—	250,000	$339,455	(10)

Gary Patou, M.D. Executive Vice President and Chief Medical Officer (2)	2005 2004	$117,815 346,155	$	— —		— —	— —	$803,352 80,709	(11) (11)

(1)	Dr. Bunt’s employment with the Company commenced on January 1, 2005 and ceased on September 15, 2005.
(2)	Dr. Patou’s employment with the Company commenced upon the merger with Genesoft on February 6, 2004 and ceased on April 30, 2005. Dr. Patou has been a member of the Board of Directors of the Company since March 2005.
(3)	Mr. Rauscher received a performance cash bonus of $174,006 for fiscal year 2005, paid in 2006. For 2004, Mr. Rauscher received an incentive cash bonus of $76,860 and a non-cash bonus in the form of a grant, pursuant to the Company’s 2001 Incentive Plan, of a non-qualified option to purchase 74,278 shares of common stock at an exercise price of $2.73 per share. All shares were vested upon grant. For 2003, Mr. Rauscher received an incentive cash bonus of $76,860 and a non-cash bonus in the form of a grant, pursuant to the Company’s 2001 Incentive Plan, of a non-qualified option to purchase 17,089 shares of common stock at an exercise price of $1.93 per share. One-half of such shares vested upon grant and the other half vested on February 4, 2005.
(4)

Mr. Cohen received a performance cash bonus of $78,203, for fiscal year 2005, paid in 2006. For 2004, Mr. Cohen received an incentive cash bonus of $40,425 and a non-cash bonus in the form of a grant, pursuant to the Company’s 2001 Incentive Plan, of a non-qualified option to purchase 35,434 shares of common stock at an exercise price of $2.73 per share. All shares were vested upon grant. For 2003, Mr. Cohen received an incentive cash bonus of $55,125 and a non-cash bonus in the form of a grant, pursuant to the Company’s 2001 Incentive Plan, of a non-qualified option to purchase 12,256 shares of common stock at an exercise price of $1.93 per share. One-half of such shares vested upon grant and the other half vested February 4, 2005.

(5)	Mr. Colangelo received a one-time signing bonus of $100,000 upon commencement of his employment in January 2005 and a performance bonus of $114,894 for fiscal year 2005, paid in 2006.
(6)	Dr. Bunt received a performance cash bonus of $25,000 for fiscal year 2005, paid in October 2005 in connection with his separation from the Company.
(7)	The 2005 amount represents $3,758 in contributions to Mr. Rauscher’s life insurance premiums, $6,300 to the Company’s 401(k) Retirement Savings Plan, and $14,652 in compensation allowances. The 2005 amount also includes $4,211 paid to Mr. Rauscher as consideration for the cancellation of discounted stock options which were exchanged for the same amount of options exercisable at the fair market value on the exchange date in accordance with transition guidance issued by Internal Revenue Code, Section 409A. The 2004 amount represents $3,758 in contributions for life insurance premiums, $6,150 to the Company’s 401(k) Retirement Savings Plan, and $14,652 in compensation allowances. The 2003 amount represents $3,758 in life insurance premiums, $5,000 to the Company’s 401(k), and $14,652 in compensation allowances.
(8)	The 2005 amount represents $6,979 in contributions to Mr. Cohen’s life insurance premiums, $6,300 to the Company’s 401(k) Retirement Savings Plan, and $4,822 in relocation expenses. The 2005 amount also includes $3,020 paid to Mr. Cohen as consideration for the cancellation of discounted stock options which were exchanged for the same amount of options exercisable at the fair market value on the exchange date in accordance with transition guidance issued by Internal Revenue Code, Section 409A. The 2004 amount represents $6,979 in contributions by the Company for life insurance premiums, $6,150 to the Company’s 401(k) Retirement Savings Plan, and $9,029 in relocation expenses. The 2003 amount represents $6,979 in life insurance premiums, $5,000 to the Company’s 401(k), and $21,178 in relocation expenses.
(9)	This amount represents $450 in contributions to Mr. Colangelo’s life insurance premiums and $79,595 in relocation costs.
(10)	This amount represents $122,485 in relocation expenses, a $216,250 severance payment paid in October 2005 and $750 in contributions to Dr. Bunt’s life insurance premiums.
(11)	The 2005 amount represents a lump sum severance payment to Dr. Patou of $449,000 made in January 2005 and the forgiveness of approximately $327,000 outstanding under a loan initially made to Dr. Patou by Genesoft prior to the merger with the Company, all in accordance with the terms of Dr. Patou’s employment agreement with the Company. In addition, the 2005 amount represents $24,000 in relocation expenses and $3,534 in contribution to Dr. Patou’s 401(k) retirement plan. The 2004 amount represents $66,000 in relocation expenses, $6,150 in contributions to Dr. Patou’s 401(k) retirement plan, and $8,559 in life insurance premiums and interest payments.

Option Grants in Fiscal 2005

The following table reflects the stock options granted by the Company under its 2001 Incentive Plan to the named executive officers for the year ended December 31, 2005.

The potential realizable value amounts in the last two columns of the following table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10%, compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock, the option holders’ continued employment through the option period, and the date on which the options are exercised.

Option/SAR Grants In Last Fiscal Year

Individual Grants

	Options / SARS Granted (#) (1)		% of Total Options/SARs Granted to Employees in Fiscal Year (2)	Exercise or Base Price ($/Share)	Fair Market Value of Common Stock ($/Share)	Expiration Date	Potential Realizable $ Value at Assumed Rate of Stock Price Appreciation for Option Term
							5%	10%
Steven M. Rauscher	474,278	(3)	11.4%	$2.725	$2.725	3/07/15	$812,788	$2,059,764
	8,544	(4)	0.2%	2.27	2.27	12/21/15	12,224	30,979
Stephen Cohen	235,434	(5)	5.7%	$2.725	$2.725	3/07/15	$403,473	$1,022,477
	6,128	(4)	0.1%	2.27	2.27	12/21/15	8,768	22,219
Dominick Colangelo	250,000	(6)	6.0%	$3.595	$3.595	1/03/15	$565,219	$1,432,376
Antonius M.G. Bunt	250,000	(7)	6.0%	$3.595	$3.595	1/03/15	N/A	N/A
Gary Patou	25,000	(8)	0.6%	$2.315	$2.315	3/21/15	$36,397	$92,238
	12,000	(9)	0.3%	1.78	1.78	5/24/15	$13,433	$34,042

(1)	Options shown in the table have a term of ten years, subject to earlier termination if the optionee ceases his relationship with the Company as more fully detailed in the sections entitled “Employee Agreements” and “Board Compensation” below.
(2)	The percentage is calculated by dividing the total number of shares underlying options granted to the executive office in 2005 by the total number of shares underlying options granted to all employees in 2005.
(3)	400,000 of these options, which were granted on March 7, 2005, vested quarterly in equal installment over three years and 74,278 were immediately exercisable.
(4)	These shares, which were granted on December 21, 2005, where issued in exchange for the cancellation of certain discounted stock options in accordance with transition guidance issued by the Internal Revenue Code, Section 409A. These shares were immediately exercisable at date of grant.
(5)	200,000 of these options, which were granted on March 7, 2005, vested quarterly in equal installment over three years and 35,434 were immediately exercisable.
(6)	These options were granted upon Mr. Colangelo joining the Company on January 3, 2005 and vest in four equal annual installments on the anniversary of his commencement of employment.
(7)	These options were granted upon Dr. Bunt joining the Company on January 3, 2005 and expired shortly after Dr. Bunt’s termination of employment in September 2005.
(8)	These shares were granted upon Dr. Patou’s initial election to the Board of Directors in March 2005 and vest equally over three years.
(9)	These shares were granted upon Dr. Patou’s re-election to the Board of Directors in May of 2005 and vest equally over three years.

Fiscal Year End Option Values

The following table sets forth the aggregate dollar value of all Options/SARs exercised and the total number of unexercised Options/SARs held on December 31, 2005 by each of the named executive officers:

Aggregated Option/SAR Exercises In Last Fiscal

Year And Fiscal Year-End Option/SAR Values

	Shares Acquired On Exercise	Value Realized	Number of Unexercised Options/SARs at Fiscal Year-End(#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End Exercisable/ Unexercisable(1)
Steven M. Rauscher	—	—	148,916 / 18,750	$200,653 / $18,375
Stephen Cohen	—	—	70,556 / 7,750	$87,123 / $7,595
Dominick Colangelo	—	—	— / —	— / —
Antonius M.G Bunt	—	—	— / —	— / —
Gary Patou	448,170	$1,016,288	— /$37,000	— / $5,760

(1)	The average of the high and low trading prices of the common stock on December 31, 2005 was $2.26 as reported by Nasdaq National Market. Value is calculated on the basis of the difference between the Option/SAR grant price and $2.26 multiplied by the number of shares of common stock underlying the Option/SAR.

Employment Agreements

Steven M. Rauscher, President and Chief Executive Officer, has an employment agreement with the Company, which commenced on October 26, 2000. Mr. Rauscher’s current base salary is $432,600 per year. The agreement entitles Mr. Rauscher to receive an annual incentive bonus of up to 60% of his base salary based on the Company’s achievement of enhanced share value and certain operating and financial goals to be determined by the Board of Directors. Upon hiring, Mr. Rauscher received 24,000 shares of the Company’s common stock that vested in four equal annual installments of 6,000 shares on the anniversary of Mr. Rauscher’s employment. These shares are subject to forfeiture to the Company in the event Mr. Rauscher’s employment with the Company terminates under certain circumstances. In addition, Mr. Rauscher was awarded stock options to purchase 540,000 shares of common stock at an exercise price of $14.44 per share, the fair market value of the common stock on the date of grant. These options are fully vested. On March 28, 2001, the Company loaned Mr. Rauscher $163,000 to allow him to pay income tax liabilities associated with the grant of 24,000 restricted shares. The loan bears interest at 4% per year, was initially payable in full on December 31, 2004 and was extended to December 31, 2006 at Mr. Rauscher’s option, per the agreement. The principal amount of the loan is non-recourse as it is secured only by the 24,000 shares of restricted stock, while the interest component of the loan is full recourse. As of April 13, 2006, the total amount outstanding under this loan, including principal and interest was $195,868.

In the event that Mr. Rauscher’s employment is terminated by the Company for reasons other than for cause, or terminates with good reason (as defined), the agreement provides for the continuation of all compensation and benefits for a period of up to 18 months, or until such time as he is re-employed, whichever occurs first. Also, if, within two years following a change of control (as defined) by the Company, Mr. Rauscher’s employment is terminated other than for cause, or he experiences a material reduction in responsibilities or compensation, or is required to relocate out of the greater Boston area, he will receive a lump sum severance payment in an amount equal to two times the sum of his base salary and annual target incentive bonus, as well as the pro-rated portion of his target bonus for the year in which his employment is terminated, and any remaining unvested options and restricted shares will immediately and fully vest and all his options will remain exercisable for the shorter of two years from his date of termination or the expiration date of the option. Mr. Rauscher’s employment agreement also provides that he will be entitled to receive a payment to cover any excise tax payable with respect to such severance payments as a result of Section 280G of the Internal Revenue Code.

Stephen Cohen, Senior Vice President and Chief Financial Officer, has an employment agreement with the Company, which commenced on January 22, 2001. Mr. Cohen’s current base salary is $265,225 per year. The agreement entitles Mr. Cohen to receive an annual incentive bonus of up to 40% of his base salary based on his performance and that of the Company against goals to be determined by the Board of Directors annually after consultation with Mr. Cohen. Upon hiring, Mr. Cohen was awarded stock options to purchase 75,000 shares of common stock at an exercise price of $8.20 per share, the fair market value of the common stock on the date of grant, which options vested in four equal annual installments on the anniversary of his commencement of employment. In lieu of a cash signing bonus, Mr. Cohen was awarded additional options to purchase 19,164 shares of stock at an exercise price of $2.46 per share, representing thirty percent of the fair market value of the common stock on the date of grant, which options vested in two equal installments on the anniversary of his employment.

In the event that Mr. Cohen’s employment is terminated by the Company for reasons other than for cause, or he terminates it with good reason (as defined), the agreement provides for the continuation of all compensation and benefits for a period of up to 9 months, or until such time as he is re-employed, whichever occurs first. Also, if, within two years following a change of control (as defined) of the Company, Mr. Cohen’s employment is terminated other than for cause, or he experiences a material reduction in responsibilities at the surviving company, or he is required to relocate out of the greater Boston area, he will receive a lump sum severance payment equal to one and a half times the sum of his base salary and annual target incentive bonus, as well as the pro-rated portion of his target bonus for the year in which his employment is terminated and any remaining unvested restricted shares and options will immediately and fully vest and all his options will remain exercisable for the shorter of two years from his date of termination or the expiration date of the option. Mr. Cohen’s employment agreement also provides that he will be entitled to receive a payment to cover any excise tax payable on such severance payments as a result of Section 280G of the Internal Revenue Code.

Dominick (Nick) Colangelo, Esq., Executive Vice President, Corporate Development and Operations, has an employment agreement with the Company, which commenced on January 1, 2005. Mr. Colangelo’s current base salary is $340,000 per year. The agreement, as amended, entitles Mr. Colangelo to receive an annual incentive bonus of up to 50% of his salary based on his performance and that of the Company against goals to be determined by the Board of Directors annually after consultation with Mr. Colangelo. Upon hiring, Mr. Colangelo received a cash signing bonus of $100,000. Mr. Colangelo was awarded stock options to purchase 250,000 shares of common stock at $3.595 per share, the fair market value of the common stock on the date of grant, which options vest in four equal annual installments on the anniversary of his commencement of employment.

In the event that Mr. Colangelo’s employment is terminated by the Company for reasons other than for cause, or he terminates it with good reason (as defined), the agreement provides for the continuation of all compensation and benefits for a period of up to 9 months, or until such time as he is re-employed, whichever occurs first. Also, if, within 2 years following a change of control (as defined) of the Company, Mr. Colangelo’s employment is terminated other than for cause, or he experiences a material reduction in responsibilities or compensation at the surviving company, or he is required to relocate out of the greater Boston area, he will receive a lump sum severance payment equal to one and a half times the sum of his base salary and annual target incentive bonus, as well as the pro-rated portion of his target bonus for the year in which his employment is terminated and any remaining unvested restricted shares and options will immediately and fully vest and all his options will remain exercisable for the shorter of two years from his date of termination or the expiration date of the option. Mr. Colangelo’s employment agreement also provides that he will be entitled to receive a payment to cover any excise tax payable on such severance payments as a result of Section 280G of the Internal Revenue Code.

Antonius M.G. Bunt M.D., Ph.D, served as Senior Vice President, Clinical Development and Medical Affairs through September 15, 2005. The Company entered into a Separation Agreement with Dr. Bunt dated September 15, 2005. Under the agreement, Dr. Bunt received a severance payment equal to approximately $216,250, a pro-rated bonus payment for 2005 of $25,000 and reimbursement for reasonable relocation expenses of $122,485 pursuant to Dr. Bunt’s original employment agreement.

Gary Patou, M.D., a member of the Company’s Board of Directors since March 2005, served as Executive Vice President and Chief Medical Officer through April 2005. Pursuant to the terms of Dr. Patou’s employment agreement, on January 2, 2005, the Company made a severance payment to Dr. Patou of $449,000 and forgave approximately $327,000 outstanding under a loan initially made to Dr. Patou by Genesoft. Additionally, all of Dr. Patou’s Genesoft options which were assumed by the Company in the merger vested and became immediately exercisable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 6, 2004, the Company completed its merger with GeneSoft Pharmaceuticals, Inc. David Singer, Gary Patou and Luke Evnin, currently serving on the Board of Directors, served as directors and/or officers of Genesoft prior to the merger. Pursuant to the terms of the merger agreement, the Company is providing a directors’ and officers’ liability insurance policy that covers the acts and omissions of Messrs. Singer, Patou and Evnin in their capacities as directors and officers of Genesoft for a period of six years from the closing date of the merger.

Pursuant to Dr. Patou’s cessation as Chief Medical Officer of the Company in April 2005, Dr. Patou received $1,400 for transition consulting services provided through September 2005.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or part, the following Reports of the Compensation Committee and the Audit Committee and the Performance Graph on page 24 shall not be incorporated by reference into any such filings.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors (the “Compensation Committee”) of the Company for the last fiscal year consisted of Norbert G. Riedel, Ph.D. Committee Chairperson, Pamela J. Kirby, Ph.D. and John E. Voris (appointed to the Compensation Committee effective May 25, 2005). The Compensation Committee’s purpose and responsibilities including, without limitation, the following:

•	Review and assess comprehensive organization strategy to assist the Board in developing and evaluating potential candidates for executive positions, oversee the development of retention plans and succession plans;

•	Review and approve corporate goals and objectives relating to CEO and other executive officer compensation, evaluate the CEO’s and other executive officers’ performance in light of those goals and objectives and determine and approve the CEO’s and other executive officers’ compensation level (encompassing base pay, management incentive plans, stock, benefits and perquisites);

•	Make recommendations to the Board regarding Director compensation;

•	Make recommendations to the Board regarding the adoption of employee incentive compensation plans and equity-based plans;

•	Review and approve management proposals for annual employee salary planning;

•	Perform periodic review of major employee benefit plans; and

•	Produce a compensation committee report on executive compensation for inclusion in the Company’s annual proxy statement in accordance with the proxy rules.

Compensation Philosophy and Goals

The Company’s goal is to attract, retain, motivate, and reward its employees through the use of competitive compensation plans that serve to closely align employee interests with that of the Company and its shareholders. Competitive and labor market dynamics as well as financial position influence the Company’s compensation philosophy. With respect to the retention of management, the Company seeks to retain and reward the highest caliber management team by offering competitive compensation plans, which are comparable to those offered by its competitors, and promote performance-based compensation. To more closely align the interests of employees with those of the shareholders, the Company employs equity based employee reward and recognition plans.

Executive Officer Compensation Program

The compensation of executive officers of the Company consists of a combination of salary, performance bonuses, equity grants, contributions to or accruals for benefit plans, and participation in various other plans, such as the Company’s 401(k) plan, as well as the provision of medical and other personal benefits typically offered to all employees. The Compensation Committee reviews the Company’s executive compensation annually to ensure that key elements are competitive with prevailing industry benchmark data of similar size companies, positions of comparable scope of responsibility and serve to align compensation with the interests of the shareholders. As part of the annual review process, the Compensation Committee considers recommendations presented by the Chief Executive Officer, achievement of pre-determined performance goals for the preceding fiscal year and overall leadership and management performance for each executive prior to approval of executive compensation actions.

Base Salary

The Compensation Committee reviews base salary levels for the Company’s executive officers on an annual basis. In accordance with the Company’s pay philosophy, base salaries are set competitively relative to the compensation of executive officers of similar size companies in the same industry, and who have comparable levels of responsibility, experience, and expected level of contribution to Company performance. Annual merit increases are based on the factors therein and Company performance.

Annual Performance Bonuses

Under the Company’s Management Incentive Plan, executives are eligible to receive a percentage of annual base salary in incentive pay based on attainment of performance goals as approved by the Compensation Committee. These goals fall into three primary categories: attainment of certain financial targets, business/scientific achievement and development/management of the Company’s human capital. In addition, these goals are weighted to reflect the importance and level of impact to the Company with significant weight assigned to performance metrics linked to shareholder value. For 2006, executive bonus plans incorporate a shared prosperity philosophy that includes a minimum performance threshold below which no bonus is paid and an above target bonus potential for each executive for performance that exceeds stated performance objectives. Performance bonuses are paid in cash.

Long-Term Incentive Compensation

The Compensation Committee believes that the granting of new hire and annual equity grants (options and restricted shares) further promote the Company’s shared prosperity philosophy by aligning executive officers’ interests with those of the shareholders while also providing a capital accumulation opportunity intended to retain and motivate the leadership team. Equity awards are granted in accordance with prevailing industry benchmark data for executives of similar size companies who hold positions of comparable scope of responsibility and in accordance with Company performance.

Compensation of Chief Executive Officer

The compensation of Steven M. Rauscher, the Company’s Chief Executive Officer for 2005 was based on the Compensation Committee’s assessment of Mr. Rauscher’s performance relative to the Company performance goals established by the Compensation Committee in early 2005 and a review of chief executive officer compensation levels among a peer group of companies with input from the Board of Directors. Mr. Rauscher’s salary for fiscal year 2005 was $419,366. Mr. Rauscher’s 2005 bonus payment was determined by multiplying his target bonus of 60% of base salary by the Company performance factor of approximately 69% resulting in a cash bonus payment of $174,006, or approximately 41% of his base salary. In January 2006, the Board of Directors approved amendments to Mr. Rauscher’s Management Incentive Plan which established a minimum performance threshold for bonus eligibility and an upper range incentive potential based on performance that exceeds approved goals.

Upon careful review of company performance, competitive market data points for executives in a similar peer group and Mr. Rauscher’s value to the Company, the Compensation Committee, with Board approval, awarded Mr. Rauscher an incentive stock option to purchase 250,000 shares of common stock at an exercise price of $1.93, vesting quarterly over two years; and a restricted stock award of 100,000 shares of common stock, vesting with respect to 50,000 shares on November 30, 2006 and with respect to the remainder on November 30, 2007.

COMPENSATION COMMITTEE

Norbert G. Riedel, Ph.D, Chairperson

Pamela J. Kirby, Ph.D

John E. Voris

REPORT OF THE AUDIT COMMITTEE

The Audit Committee’s primary function is to assist the Board of Directors in monitoring the integrity of Oscient’s financial statements, systems of internal control and the independence and performance of the independent registered public accounting firm. The Audit Committee’s specifically enumerated powers and responsibilities include hiring and terminating the independent registered public accounting firm, pre-approving any engagements of the independent registered public accounting firm for non-audit services, receiving and reviewing the reports of the CEO and CFO required by Section 302 of the Sarbanes-Oxley Act of 2002 and Rule 13a-14 of the Securities Exchange Act of 1934, and reviewing Oscient’s ethics and compliance programs.

The Audit Committee is currently comprised of three of Oscient’s independent, non-employee directors. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the rule of the National Association of Securities Dealers, Inc. that governs audit committee composition, including the requirements that:

•	all Audit Committee members are “independent directors” as that term is defined by NASD Rule 4200(a)(15);

•	all Audit Committee members are able to read and understand fundamental financial statements; and

•	at least one Audit Committee member is an “Audit Committee Financial Expert” as defined by 17 CFR Part 228.41(e).

For the fiscal year ended December 31, 2005, the Audit Committee consisted of David Stone, Pamela Kirby and William Reardon, Committee Chairperson.

The Audit Committee has reviewed and discussed with management the financial statements for fiscal year 2005 audited by Ernst & Young LLP, the Company’s independent registered public accounting firm. The Audit Committee has discussed with Ernst & Young LLP various matters related to the financial statements, including those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380).

Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants, requires the independent registered public accounting firm to provide the Audit Committee with additional information regarding the scope and results of the audit, including:

•	the independent registered public accounting firm’s responsibilities under generally accepted auditing standards;

•	the independent registered public accounting firm’s judgments about the quality of Oscient’s accounting principles;

•	the adoption of, or a change in, accounting policies;

•	sensitive accounting estimates;

•	accounting for significant, unusual transactions and for controversial or emerging areas;

•	significant audit adjustments;

•	unadjusted audit differences considered to be immaterial;

•	other information in documents containing audited financial statements;

•	total fees for management consulting services and types of services rendered;

•	disagreements with management on financial accounting and reporting matters;

•	major issues discussed with management prior to retention;

•	consultation with other accountants;

•	difficulties encountered in performing the audit; and

•	material errors, fraud and illegal acts.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by this Statement.

The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with Ernst & Young LLP its independence. Based upon such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission. The Audit Committee has also selected Ernst & Young LLP as Oscient’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

AUDIT COMMITTEE

William S. Reardon, Chairperson

Pamela Kirby

David K. Stone

BOARD MEETINGS AND COMMITTEES

The Company’s directors are elected at the annual meeting of stockholders and hold office (subject to the By-laws) until the next annual meeting of stockholders and until their successors are elected and qualified. Messrs. Singer, Rauscher, Stone, Hennessey, Evnin, Reardon, Riedel, Voris and Patou and Dr. Kirby were elected as directors of the Company at the annual meeting of stockholders held on May 25, 2005. The Board of Directors has determined that each of Messrs. Evnin, Reardon, Riedel, Voris, Stone, Singer and Dr. Kirby is independent within the meaning of Rule 4200 of the Nasdaq Stock Market, Inc. (“Nasdaq”) listing standards as currently in effect and on the date of the Company’s annual meeting of stockholders.

Board of Directors Meetings

The Board of Directors held seven meetings during the last fiscal year. All directors attended more than 75% of the aggregate number of (i) meetings of the Board of Directors held during the period he or she was a director and (ii) meetings held by all committees of the Board on which he or she served during the periods that he or she served, except for Mr. Evnin who attended 71% of the meetings of the Board of Directors.

Audit Committee

The Company has an Audit Committee established in accordance with applicable rules. The Audit Committee of the Board of Directors currently consists of Messrs. Reardon and Stone and Dr. Kirby. In the opinion of the Board of Directors, each of the members of the Audit Committee is independent within the meaning of Rules 4200 and 4350 of the Nasdaq listing standards (as currently in effect and on the date of the Company’s annual meeting of stockholders). The Board of Directors has determined that Mr. Reardon, the Chairman of the Audit Committee, possesses the attributes of an audit committee financial expert under the rules of the SEC and the Nasdaq, and has, therefore, designated him as the Audit Committee financial expert. The Audit Committee held five meetings during the last fiscal year.

The Board of Directors has adopted an Audit Committee Charter. A copy of the charter is available to security holders on the Company’s website (www.oscient.com).

In 2005, the Committee continued to work extensively with Oscient’s management and independent registered public accounting firm to monitor a system of effective internal controls over financial reporting in preparation for compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

Compensation Committee

The Board of Directors has a Compensation Committee, which currently consists of Dr. Riedel (Chairman), Mr. Voris and Dr. Kirby. In the opinion of the Board of Directors, each of the members of the Compensation Committee is independent within the meaning of Rule 4200 of the Nasdaq listing standards as currently in effect and on the date of the Company’s annual meeting of stockholders. The Compensation Committee held four meetings during the last fiscal year.

The Board of Directors has adopted a Compensation Committee Charter. A copy of the charter is available to security holders on the Company’s website (www.oscient.com).

Nominating and Corporate Governance Committee

The Company has a Nominating and Corporate Governance Committee composed of independent members within the meaning of rule 4200 of the Nasdaq listing standards, which currently consists of Mr. Stone (Chairman), Dr. Riedel and Mr. Voris. The Nominating Committee held one meeting during 2005, at which time membership consisted of Mr. Singer (Chairman), Mr. Evnin, Mr. Stone and Dr. Riedel.

The Board of Directors has adopted a Nominating and Corporate Governance Committee Charter. A copy of the charter is available to security holders on the Company’s website (www.oscient.com). Under the charter, the responsibilities of the Nominating and Corporate Governance Committee include:

•	identifying and evaluating individuals qualified to become members of the Board; and

•	recommending nominees for the annual meeting of shareholders.

The Nominating and Corporate Governance Committee will consider director candidates recommended by the Company’s stockholders. Recommendations with regard to nominees for election to the Board of Directors may be submitted by any stockholder entitled to vote for the election of directors in writing, received by the Clerk of the Company at least 120 days prior to the date on which the Company first mailed its proxy materials for the prior year’s annual meeting of stockholders, or, if the Company did not have an annual meeting of stockholders in the prior year, 90 days prior to the date of the annual meeting. Each notice of nomination must set forth (i) the name, age, business address and, if known, residence address of each nominee, (ii) the principal occupation or employment of each such nominee, and (iii) the number of shares of common stock of the Company which are beneficially owned by each such nominee. All such notices should be sent to: Oscient Pharmaceuticals, 1000 Winter Street, Suite 2200, Waltham, MA 02451, Attn: Clerk.

The Nominating and Corporate Governance Committee has established certain minimum qualifications for Board members, including:

•	the ability of the prospective nominee to represent the interests of the shareholders of the Company;

•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•	the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including consideration of his or her service on other corporate boards;

•	the prospective nominee’s ability to contribute to the range of talent, skill and expertise present on the Board; and

•	the extent to which the prospective nominee helps the Board reflect the diversity of the Company’s shareholders, employees, customers and communities.

The Nominating and Corporate Governance Committee also considers the ability of the nominee to meet the applicable requirements of SEC regulations, state law and the Company’s Articles of Organization and By-laws.

The Nominating and Corporate Governance Committee has established a process for identifying and evaluating nominees for director. The committee will annually assess the qualifications, expertise, performance and willingness to serve of existing directors. If at this time or at any other time during the year the Board of Directors determines a need to add a new director with specific qualifications or to fill a vacancy on the Board, the Nominating and Corporate Governance committee will then initiate the search, working with staff support and seeking input from other directors and senior management, considering nominees previously submitted by stockholders, and, if deemed necessary or appropriate, hiring a search firm. An initial slate of candidates satisfying the specific qualifications, if any, and otherwise qualifying for membership on the Board will then be identified and presented to the independent directors. The independent directors will then prioritize the candidates and determine if other directors or senior management have relationships with the preferred candidates and can initiate contact. If not, contact would be initiated by a search firm. To the extent feasible, all of the members of the Nominating and Corporate Governance Committee and the CEO will interview the prospective candidate(s). Evaluations and recommendations of the interviewers will be submitted to the whole Board for final evaluation. The Board will meet to consider such information and to select candidates for appointment to the Board at the annual meeting. Nominees recommended by a stockholder will be evaluated on the same basis as other nominees.

Compliance Committee

The Company established a Compliance Committee of the Board of Directors in July 2005. The Compliance Committee currently consists of three Board members: Dr. Patou (Chairman), Dr. Kirby and Mr. Voris. The Compliance Committee had two meetings during the last fiscal year.

The Board of Directors has adopted the Compliance Committee Charter. A copy of the charter is available to security holders on the Company’s website (www.oscient.com). Under the charter, the responsibilities of the Compliance Committee include:

•	Review the adequacy of the Company’s internal controls, policies, procedures and programs regarding (i) product safety and quality, (ii) the development, manufacturing, marketing, distribution and sale of the Company’s products, and (iii) the Company’s compliance with related legal and regulatory requirements; and

•	Oversee the work of the Company’s senior compliance executives and other relevant members of senior management and receive reports from such officers about material issues and/or matters related to the Company’s compliance with such laws and regulations.

The Compliance Committee does not have oversight responsibility for financial matters, including financial statements and systems of internal control over financial reporting, which are monitored by the Company’s Audit Committee.

Security Holder Communications with the Board of Directors

The Company has established procedures for security holders to communicate directly with the Board of Directors on a confidential basis. Security holders who wish to communicate with the Board or with a particular director may send a letter to the Chief Financial Officer of the Company at 1000 Winter Street, Suite 2200, Waltham, MA 02451. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Security Holder-Board Communication” or “Security Holder-Director Communication.” All such letters must identify the author as a security holder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Chief Financial Officer will make copies of all such letters and circulate them to the directors addressed. If a security holder wishes the communication to be confidential, such security holder must clearly indicate on the envelope that the communication is “confidential.” The Chief Financial Officer will then forward such communication, unopened, to the Chairman of the Board of Directors.

Attendance of Directors at Annual Meetings

All members of the Board of Directors are encouraged, but not required, to attend the Company’s annual meetings of stockholders. At the Company’s 2005 Annual Meeting of Stockholders, all of the directors then in office were in attendance.

Board Compensation

Pursuant to the 2001 Incentive Plan, each non-employee director receives an annual retainer of $40,000 and the chairman of the Board of Directors receives an additional $20,000. Additional retainers are paid for membership on the Board’s committees. Members of the Audit Committee receive an annual retainer of $15,000, while the chairman receives $30,000. Members of the Compensation Committee receive an annual retainer of $10,000, while the chairman receives $20,000. Members of the Nominating and Corporate Governance Committee, including the chairman, receive an annual retainer of $5,000. Members of the Compliance Committee receive $10,000, while the chairman receives $15,000.

In addition to the annual retainers, upon their initial election to the Board in 2005, non-employee directors were also granted options to receive an aggregate 25,000 shares of common stock that vest equally over three years with an exercise price equal to the fair market value at date of grant. As a long term incentive in connection with their re-election to the Board, non-employee directors were granted in 2005, upon their re-election to the Board, options to receive an aggregate of 12,000 shares of common stock that vest equally over three years with an exercise price equal to the fair market value at date of grant. Upon a change of control, if within two years following such event, a director is either not nominated to serve as a director or is not elected by the shareholders to serve as a director, all of such director’s unvested options become exercisable upon such director ceasing to be a director of the Company and all of the director’s options remain exercisable until the earlier of two years from the date such director ceases to be a director and the final exercise date of such option. In 2006, the Company made a change to the annual stock compensation for non-employee directors, whereby, effective as of 2006, non-employee directors shall, (i) upon their initial election to the Board, be granted options to receive an aggregate of 12,000 shares of common stock that vest equally over three years with an exercise price equal to the fair market value at date of grant, and a restricted stock award of 4,800 shares of common stock that vests equally over two years; and (ii) upon their re-election to the Board, be granted options to receive an aggregate of 6,000 shares of common stock that vest equally over three years with an exercise price equal to the fair market value at date of grant, and a restricted stock award of 2,400 shares of common stock, that vests equally over two years.

On December 21, 2005, in accordance with transition guidance issued in connection with Section 409A of the Internal Revenue Code, the Company cancelled outstanding discounted stock options held by certain Board of Directors and issued replacement options with an exercise price equal to the current fair market value of the Company’s common stock. The replacement options are not discounted and therefore will not be subject to the additional taxes imposed by Section 409A. Because the replacement options have a higher exercise price than the canceled discounted options, a cash payment in an amount equal to the aggregate spread between the two exercise prices, as well as an amount to cover the tax payable in respect of such payment, was made to each affected Board member. These cash payments to Board members totaled approximately $45,000.

In 2005, under our 2001 Incentive Plan, the Company granted stock options to the then current non-employee directors as follows:

Name	Grant Date	Number of shares granted		Option Exercise Price Per Share
David Stone	05/25/2005	12,000		$1.78
	12/21/2005	7,500	(1)	2.275

Luke Evnin	05/25/2005	12,000		$1.78
	12/21/2005	6,020	(1)	2.275

Robert Hennessey	05/25/2005	12,000		$1.78
	12/21/2005	5,748	(1)	2.275

Pamela J. Kirby	05/25/2005	12,000		$1.78
	12/21/2005	6,032	(1)	2.275

Gary Patou	03/22/2005	25,000		$2.315
	05/25/2005	12,000		1.78

William Reardon	05/25/2005	12,000		$1.78

Norbert G. Riedel	05/25/2005	12,000		$1.78
	12/21/2005	10,709	(1)	2.275

David Singer	05/25/2005	12,000		$1.78
	12/21/2005	6,020	(1)	2.275

John E. Voris	01/05/2005	25,000		$3.00
	05/25/2005	12,000		1.78

(1)	These shares where issued in exchange for the cancellation of certain discounted stock options in accordance with transition guidance issued by the Internal Revenue Code, Section 409A. These shares were immediately exercisable at date of grant.

PERFORMANCE GRAPH

NOTE: The stock price performance shown on the graph below is not necessarily indicative of future price performance.

The following graph compares the relative cumulative total returns to the Company’s shareholders with the cumulative total of the S&P 500 Index and the NASDAQ Biotechnology Index and The NASDAQ Stock Market (U. S.) Index over the last five years.

PROPOSAL A

ELECTION OF NINE DIRECTORS

The Board of Directors has fixed the number of directors at nine. It is intended that the enclosed proxy will be voted for the election of the nine persons named below unless such authority has been withheld in the proxy. Each director will hold office until the next annual meeting and until his successor is elected and shall have been qualified. The nominees for election as directors at the Annual Meeting who receive the greatest number of votes properly cast for the election of directors shall be elected directors. If any nominee should be unavailable for election at the time of the Annual Meeting (which is not presently anticipated) the persons named as proxies may vote for another person in their discretion or may vote for fewer than nine directors. Other than William Mattson, all the directors listed below are currently directors of the Company and were elected at the 2005 Annual Meeting. Each nominee has agreed to serve as director if elected at the meeting. David Singer and Luke Evnin were elected directors of the Company in 2005 and have decided not to stand for re-election.

The nominees for directors of the Company who are proposed for election at the meeting, their ages, and a description of their principal occupations are set forth in the following table. The principal occupations and business experience of the nominees for the past five years have been with the employers indicated, although in some cases they have held different positions with such employers.

Name	Age	Principal Occupation and other Directorships	Director Since
David K. Stone	49	Since 2000, Mr. Stone has been a founding partner of AGTC Funds, a venture capital group focused on investment opportunities in start-up and early stage companies that apply genomic information and technologies to develop products or services. Mr. Stone has also been an advisor partner since 1999 to NewcoGen, an investment group focused on new opportunities in early stage technology and life science companies. Both AGTC Funds and NewcoGen are part of Flagship Ventures. From 1989 to 1999, Mr. Stone was at Cowen & Company (now SG Cowen), where he followed the biopharmaceutical industry, holding the position of Managing Director from 1994 to 1999.	2001

Robert J. Hennessey	64	Mr. Hennessey served as Chief Executive Officer and President of the Company from March 1993 until October 2000 and Chairman of the Board from May 1994 through May 2003. Mr. Hennessey served as interim Chief Executive Officer of Penwest Pharmaceuticals from February 15, 2005 to December 15, 2005. Mr. Hennessey currently serves on the board of directors of Penwest Pharmaceuticals and Repligen Corporation. Prior to joining the Company in 1993, Mr. Hennessey had significant pharmaceutical industry experience, holding positions in Strategic Planning and Business Development for Sterling Drug, Abbott Laboratories, SmithKline and Merck Sharp & Dohme.	1993

Name	Age	Principal Occupation and other Directorships	Director Since
Pamela J. Kirby, Ph.D.	53	Dr. Kirby joined Oscient’s Board in June 2004. She was Chief Executive Officer of Quintiles Transnational Corp. from April 2001 to September 2003. Dr. Kirby directed global pharmaceutical strategic marketing and product life cycle management at F. Hoffmann-La Roche from November 1998 to March 2001. Dr. Kirby served as Chairman of Oxford Immunotec, Ltd. from November 2004 to October 2005. Previously she held various senior strategic and operational positions at British Biotech plc (now Vernalis) and Astra AB (now AstraZeneca). Dr. Kirby became Chairman of Scynexis Inc. in January 2006. She is also a director of Smith and Nephew plc, Informa plc and Curalogic A/S.	2004

William R. Mattson, Jr.	59	Mr. Mattson has been nominated for election to Oscient’s Board of Directors. Mr. Mattson is currently co-Founder of The Mattson Jack Group, a healthcare consulting firm he established in 1986. Previously, Mr. Mattson worked for Monsanto and its subsidiary Searle Pharmaceuticals from 1983-1986 as Director of Marketing Development and Area Vice President. From 1970 to 1983, Mr. Mattson worked in various general management and business development roles at Abbott Laboratories. Mr. Mattson is a member of the St. Louis College of Pharmacy Board of Trustees.	N/A

Gary Patou, M.D.	47	Dr. Patou joined Oscient Pharmaceuticals following the merger with GeneSoft Pharmaceuticals and served as Executive Vice President and Chief Medical Officer through April 2005. He is currently an executive partner at MPM Capital. Prior to the merger, Dr. Patou served as President of Genesoft beginning in December 2000. Prior to joining Genesoft, Dr. Patou worked at GlaxoSmithKline (1995-2000), initially as Vice President of Anti-Infective Development. He subsequently became Senior Vice President & Director, Project and Portfolio Management with responsibility for all therapy areas. Dr. Patou began his career with British Biotech Pharmaceuticals (now Vernalis). He qualified as a physician in the UK in 1982 and is a fellow of the Royal College of Pathologists. Dr. Patou also currently serves on the board of Xenon Pharmaceuticals.	2005

Name	Age	Principal Occupation and other Directorships	Director Since
Steven M. Rauscher	52	Mr. Rauscher became the Chief Executive Officer and President of the Company in October 2000 and served as Chairman from May 2003 to February 2004. Previously, he had been the Chief Executive Officer and a director of AmericasDoctor, Inc., a company that provides clinical research and marketing services to the pharmaceutical industry, since 1995. Mr. Rauscher was employed by Abbott Laboratories from 1975 to 1993 holding various positions including Vice President of Sales for the U.S. Pharmaceutical Products Division, Vice President of Business Development for the International Products Division, and Vice President of Corporate Licensing. Mr. Rauscher is a member of the Board of Directors for Acorda Pharmaceuticals and Target Discovery, Inc.	1993

William S. Reardon	59	Mr. Reardon is retired from PricewaterhouseCoopers LLP where he was employed from June 1973 to July 2002. Until his retirement, Mr. Reardon was a business assurance (audit) partner at PWC’s Boston office and leader of its Life Sciences Industry Practice for New England and the Eastern United States. From 1998 to 2000, Mr. Reardon served on the Board of the Emerging Companies Section of the Biotechnology Industry Organization. He also served on the Board of Directors of the Massachusetts Biotechnology Council from 2000 until his retirement from PWC. Mr. Reardon is currently a Board Member at Idera Pharmaceuticals, Inc., and Synta Pharmaceuticals, Inc., serving as Audit Committee Chairman of each.	2003

Norbert G. Riedel, Ph.D.	48	Dr. Riedel is currently Chief Scientific Officer and Corporate Vice President for Baxter International Inc., a manufacturer of health care products, specialty chemicals and instruments. From 1998 until March 2001, Dr. Riedel served as President of the Recombinant Strategic Business Unit for Baxter Bioscience, a division of Baxter International. Prior to joining Baxter in 1998, Dr. Riedel served as Head of Global Biotechnology for Hoechst Marion Roussel, Inc.	1999

Name	Age	Principal Occupation and other Directorships	Director Since
John E. Voris	59	Mr. Voris currently serves as CEO of Healthcare Acquisition Partners Corp., a special purpose acquisition company. He started this role in September 2005. Mr. Voris serves as the Chairman of the Board for Epocrates Inc., a software company providing clinical information to healthcare professionals at the point of care. Prior to serving as Chairman, Mr. Voris was the President and CEO for Epocrates. Prior to Epocrates, Mr. Voris spent nearly three decades at Eli Lilly, serving in a variety of leadership roles, including Executive Vice President of the Lilly subsidiary PCS Health Systems. He also served as the Executive Director of the Infections Disease Business Unit. He also serves on the Board of Gentiae, a clinical research company.	2005

THE BOARD OF DIRECTORS RECOMMENDS ELECTION OF

THE NINE NOMINEES DESCRIBED ABOVE.

EXECUTIVE OFFICERS

The executive officers of the Company who are not also directors of the Company are as follows:

Name	Position
Stephen Cohen	Sr. Vice President & Chief Financial Officer
Dominick Colangelo	Executive Vice President, Corporate Development and Operations

Mr. Cohen was appointed Senior Vice President and Chief Financial Officer of the Company in January 2001. Prior to joining the Company, Mr. Cohen was the Controller for the Global Pharmaceutical Research and Development Organization at Abbott Laboratories serving in this capacity since 1988. Mr. Cohen joined Abbott Laboratories in 1976.

Mr. Colangelo was appointed Senior Vice President for Corporate Development and Operations in January 2005 and promoted to Executive Vice President in February 2006. Prior to joining the Company, Mr. Colangelo was Director of Lilly Ventures, for Eli Lilly. Previously Mr. Colangelo held several executive positions with Eli Lilly, including Director, Strategy and Business Development for the Growth Disorders Products group. Mr. Colangelo joined Eli Lilly in 1995.

The Board of Directors recommends a vote FOR Proposal A.

PROPOSAL B

APPROVAL OF AN AMENDMENT TO THE COMPANY’S EMPLOYEE STOCK

PURCHASE PLAN INCREASING THE NUMBER OF SHARES OF COMMON STOCK

AVAILABLE FOR ISSUANCE UNDER THE PLAN

In the opinion of the Board of Directors, our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating our employee workforce. In particular, in order to support the continued growth of FACTIVE commercialization, we will need to maintain the quality of the existing commercial, medical/clinical and support organizations as well as attract key employees in the event of additional growth, either to support FACTIVE, Ramoplanin or additional products. As of April 13, 2006 there remain only 415,332 shares of common stock available for future purchase under our Employee Stock Purchase Plan (the “Stock Purchase Plan”). Unless the number of shares of common stock authorized for purchase under our Stock Purchase Plan is increased, we may not have sufficient shares in the Stock Purchase Plan to keep it available for our existing employees and new hires through the next annual meeting, which could negatively reflect our ability to retain our employees and recruit any new employees that may be required. Accordingly on March 23, 2006 the Board adopted, subject to stockholder approval, an amendment to the Stock Purchase Plan increasing the number of shares of common stock authorized for issuance under the stock Purchase Plan by 750,000 shares.

Overview

On October 27, 1999 the Board of Directors adopted the Stock Purchase Plan, which was subsequently approved by our shareholders. Under the Stock Purchase Plan, eligible employees may authorize the Company to deduct amounts from their regular paychecks, which amounts are used to enable the employees to exercise options (each an “Option”) to purchase shares of common stock of the Company. The purpose of the Stock Purchase Plan is to attract and retain key personnel and encourage stock ownership by the Company’s employees.

The Company initially reserved 250,000 shares of the Company’s common stock for issuance under the Stock Purchase Plan. The Company’s shareholders authorized the reservation of 250,000 shares for issuance under the Stock Purchase Plan at each of the annual shareholders meetings in 2002 and 2003 as well as authorized the reservation of 750,000 shares for issuance under the Plan at the annual meeting of shareholders held on April 13, 2004.

Summary of the Stock Purchase Plan

The following summary of the Stock Purchase Plan is qualified in its entirety by reference to the Stock Purchase Plan. The full text of the Stock Purchase Plan, as so amended, is attached as Annex A to this proxy statement.

Administration/Participation

The Stock Purchase Plan is administered by the Board of Directors. Each employee of the Company who, on the first day of an Option Period (as defined below), is scheduled to work at least 20 hours per week and who is expected to be employed for at least five months per year by the Company is eligible to participate in the Stock Purchase Plan, unless he or she owns (or is treated as owning under applicable attribution rules) 5% or more of the voting power or value of the stock of the Company. We refer to employees eligible to participate in the Stock Purchase Plan as Eligible Employees. As of April 13, 2006, the number of employees participating in the Stock Purchase Plan was approximately 128 persons.

An Eligible Employee may elect to become a participant (a “Participant”) in the Stock Purchase Plan by delivering to the Company, at least 15 days prior to the beginning of an Option Period, a form authorizing the Company to deduct an amount from his or her salary to exercise Options. The aggregate amount which an employee may authorize the Company to deduct under the Company’s Stock Purchase Plan is not less than 1% nor more than 15% of the employee’s compensation by means of substantially equal payroll deductions over the Option Period. Participants are allowed to increase or decrease the percentage of wages deducted once per quarter during the time the Option is outstanding. A Participant may suspend his or her contributions at any time.

Terms of Options

The periods for which Options may be granted are January 1 to June 30 and July 1 to December 31 of each year. Such periods are each “Option Periods.” Each Participant is granted an Option on the first day of the Option Period and such Option is deemed exercised if an Eligible Employee continues to be a Participant on the last day of the Option Period. For each Option Period, the maximum number of shares covered by an Option is that number having a fair market value of $12,500 on the first day of the Option Period. The exercise price of an Option is 85% of the fair market value for the common stock (a) on the grant date or (b) at the time at which the Option is exercised, whichever is less.

The Options are nontransferable, except in the case of death of the employee. If an employee dies, his or her beneficiary may, as set forth by the Participant in the beneficiary designation form, withdraw the accumulated payroll deductions or use them to purchase shares on the last day of the Option Period. If an employee ceases to be employed by the Company by reason of permanent disability or retirement or is on an approved leave of absence from the Company, the employee may request that his or her accumulated payroll deductions be used to purchase shares on the last day of the Option Period. If an employee ceases to be employed by the Company for any other reason, the Option held by him or her is deemed canceled and his or her accumulated payroll deductions are returned. A Participant may elect to discontinue participation at any time prior to the end of an Option Period and to have his or her accumulated payroll deductions refunded.

Shares Subject to the Stock Purchase Plan

Subject to shareholder approval of this proposal at this meeting, the number of shares that are reserved for issuance under the Stock Purchase Plan will be 1,154,332 shares of the Company’s common stock, subject to adjustment for stock splits and similar events. The proceeds received by the Company from exercise under the Stock Purchase Plan will be used for the general corporate purposes of the Company. Shares issued under the Stock Purchase Plan may be authorized but unissued or reacquired by the Company and held in its treasury.

Amendment and Termination

The Stock Purchase Plan shall remain in full force and effect until suspended or discontinued by the Board of Directors. The Board of Directors may at any time or times amend or revise the Stock Purchase Plan for any purpose which may at any time be permitted by law, provided, however, that any amendment relating to the aggregate number of shares which may be issued under the Stock Purchase Plan will have no force or effect unless it will have been approved by the shareholders within twelve months before or after its adoption.

The Stock Purchase Plan may be suspended or terminated at any time by the Board of Directors, but no such suspension or termination will adversely affect the rights and privileges of holders of the outstanding options. The Stock Purchase Plan will terminate in any case when all or substantially all of the Stock reserved for the purposes of the Stock Purchase Plan has been purchased.

Effective Date of the Stock Purchase Plan

The Stock Purchase Plan became effective as of March 1, 2001 and continues to remain in force. The proposed amount of increase in the number of shares available for issuance under the Stock Purchase Plan will occur on the date approved by shareholders.

Plan Benefit

During 2005, the Company’s executive officers purchased 7,744 shares of Company common stock under the Stock Purchase Plan at a weighted average purchase price of $2.55. In 2005, all of the Company’s employees, excluding the executive officers, purchased 153,056 shares of Company common stock under the Stock Purchase Plan at a weighted average purchase price of $2.60.

The future amounts of shares to be purchased under the Stock Purchase Plan by the executive officers and the non-executive officer employees are subject to the discretion of the individual employee and are therefore not determinable at this time.

Federal Income Tax Considerations

The following summary description is limited to the principal U.S. federal income tax consequences under current law of participation in the Stock Purchase Plan, and does not attempt to describe all possible tax consequences. The Stock Purchase Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under the rules applicable to employee stock purchase plans that so qualify, a participant will realize no income either upon the grant or upon the exercise of an option awarded under the Stock Purchase Plan. Upon any disposition by the Participant of shares acquired upon exercise of a Stock Purchase Plan option, if such disposition occurs after the shares have been held for at least two years after the date of the option grant, or if the participant dies at any time while holding the shares, ordinary income will be recognized equal to the lesser of (a) the excess of the fair market value of the shares at the time of disposition or death over the purchase price, or (b) 15% of the fair market value of the shares on the date of grant of the option. In the case of a disposition, any additional gain recognized in such a disposition will be taxable as long-term capital gain. If the participant sells or otherwise disposes of the shares prior to expiration of the two-year period (a “disqualifying disposition”), he or she will recognize ordinary income equal to the amount by which the fair market value of the stock on the date the option was exercised exceeded the exercise price. Any additional gain, or any loss, recognized in the disposition will be taxable as a capital gain or loss, long-term or short-term depending on the participant’s holding period in the shares. A deduction will be available to the Company with respect to any ordinary income realized by a participant in a disqualifying disposition of shares acquired under the Stock Purchase Plan.

The preceding paragraph assumes that the Participant is, at all times during the period beginning with the date of grant and ending on the date that is three months before the option is exercised, an employee of the Company or a subsidiary. If the Participant does not satisfy these employment requirements, in general, the Participant will have no taxable income at the time of grant but will realize income in connection with the exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is available to the Company. Any gain or loss recognized upon a subsequent sale or exchange of the shares is treated as capital gain or loss for which the Company is not entitled to a deduction.

The Board of Directors recommends a vote FOR Proposal B.

PROPOSAL C

APPROVAL OF AN AMENDMENT TO THE 2001 INCENTIVE PLAN

Overview

The Company recognizes the importance of stock options, stock awards and other performance based awards as a tool for recruiting and retaining the highest caliber executive officers, employees and directors. The purpose of the 2001 Incentive Plan (the “Incentive Plan”) is to advance the interests of the Company by enhancing its ability to attract and retain executive officers, employees, directors and other persons or entities providing services to the Company who are in a position to make significant contributions to the success of the Company, and to reward participants for such contributions, through ownership of shares of common stock of the Company and cash incentives. The Incentive Plan is intended to accomplish these goals by enabling the Company to grant awards in the form of options, stock appreciation rights, restricted stock, unrestricted stock or deferred stock, or performance awards, or combinations thereof, all as more fully described below.

As of April 13, 2006, there were only 824,063 shares of common stock available for future issuance under the Incentive Plan. In the opinion of the Board of Directors, our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key employees. In particular, in order to support the continued growth of FACTIVE commercialization, we will need to maintain the quality of the existing commercial, medical/clinical and support organizations as well as attract key employees in the event of additional growth, either to support FACTIVE, Ramoplanin or additional products. Based on the Company’s analysis of competitive compensation packages for the desired categories of employees, the Company believes that it will need an increase in the amount of shares available under the Incentive Plan in order to meet our hiring needs and to retain sufficient shares to keep it available to our existing employees, officers and directors. Accordingly, the Board adopted an amendment to the Incentive Plan, subject to shareholder approval to increase the number of shares of common stock authorized for purchase under the Incentive Plan by 5,000,000 shares. Additionally, the Board adopted certain amendments to the Incentive Plan to accommodate the Company’s anticipated shift from option grants to other forms of equity compensation awards in response to new accounting rules and changes in the Internal Revenue Code related to equity compensation, of which, the following are subject to shareholder approval: (1) to decrease the maximum number of shares of common stock for which stock options may be granted to any person in any calendar year, the maximum number of shares of common stock subject to SARs granted to any person in any calendar year, and the aggregate maximum number of shares of common stock subject to other awards (other than restricted stock awards) that may be delivered to any person in any calendar year from 1,000,000 to 750,000, (2) to increase the maximum number of shares of common stock subject to restricted stock awards that may be delivered to any person in any calendar year from 100,000 to 200,000, and (3) to increase, with respect to any stock-based performance award other than a stock option or SAR, the maximum number of shares of common stock that may be subject to such award from 100,000 to 200,000.

Summary of the Incentive Plan

The following summary of the Incentive Plan is qualified in its entirety by reference to the Incentive Plan. The full text of the 2001 Incentive Plan, as so amended, is attached as Annex B to this proxy statement.

The Incentive Plan

The Incentive Plan is administered by the Compensation Committee (the “Committee”). During such times as the common stock is registered under the Securities Exchange Act of 1934 (the “1934 Act”), all members of the Committee will be “non-employee directors” within the meaning of rule 16b-3 promulgated under the 1934

Act and “outside directors” within the meaning of Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as amended (the “Code”). Under the Incentive Plan, the Committee may grant stock options, stock appreciation rights, restricted stock, unrestricted stock, deferred stock, and performance awards (in cash or stock), or combinations thereof, and may waive the terms and conditions of any award. As of April 13, 2006, a total of 824,063 shares of common stock are available for future issuance under the Incentive Plan. Employees of the Company, including executive officers, directors and other persons or entities providing services to the Company or its subsidiaries who are in a position to make a significant contribution to the success of the Company and its subsidiaries are eligible to receive awards under the Incentive Plan.

Section 162(m) of the Code places annual limitations on the deductibility by public companies of compensation in excess of $1,000,000 paid to each of the chief executive officer and the other four most highly compensated officers, unless, among other things, the compensation is performance-based. For compensation attributable to stock options and stock appreciation rights to qualify as performance-based, the plan under which they are granted must state a maximum number of shares with respect to which options and rights may be granted to an individual during a specified period and must be approved by the Company’s shareholders. To comply with these requirements, subject to shareholder approval, the Incentive Plan will provide that the maximum number of shares of stock for which stock options may be granted to any person in any calendar year, the maximum number of shares of stock subject to SARs granted to any person in any calendar year and the aggregate maximum number of shares of stock subject to other awards (other than restricted stock awards) that may be delivered to any person in any calendar year shall each be 750,000. Subject to shareholder approval, grants of restricted stock will be limited to 200,000 shares for any person in any one calendar year.

Stock Options. The exercise price of any stock option granted under the Incentive Plan shall not be less than 100% (110% in the case of incentive stock options granted to 10% shareholders) of the fair market value of the common stock at the time of grant. The Committee determines the exercise price of a non-ISO granted under the Incentive Plan. No ISO may be granted under the Incentive Plan after June 7, 2016, but ISO’s previously granted may extend beyond that date. The exercise price may be paid in cash or by check payable to the order of the Company. Subject to certain additional limitations, the Committee may also permit the exercise price to be paid by tendering shares of common stock, by delivery of a promissory note, by delivery to the Company of an undertaking by a broker to deliver promptly sufficient funds to pay the exercise price, or a combination of the foregoing.

Stock Appreciation Rights (SARs). Stock appreciation rights (“SARs”) may be granted either alone or in tandem with stock option grants. Each SAR entitles the holder on exercise to receive an amount in cash or common stock or a combination thereof (such form to be determined by the Committee) determined in whole or in part by reference to appreciation in the fair market value of a share of common stock above a base amount which shall be no less than the fair market value of the underlying shares of common stock on the date of grant. SARs may be based solely on appreciation in the fair market value of common stock or on a comparison of such appreciation with some other measure of market growth.

Stock Awards; Deferred Stock. The Incentive Plan provides for awards of nontransferable shares of restricted common stock subject to forfeiture (“Restricted Stock”), as well as unrestricted shares of common stock. Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period and the satisfaction of any other conditions or restrictions established by the Committee. Except as the Committee may otherwise determine, if a participant dies or ceases to be an employee or ceases to continue the consulting or other similar relationship engaged in by such participant with the Company for any reason during the restricted period, the Company may repurchase the shares of Restricted Stock or the shares of Restricted Stock may be forfeited to the Company. The Incentive Plan also provides for deferred grants entitling the recipient to receive shares of common stock in the future at such times and on such conditions as the Committee may specify.

Performance Awards. The Incentive Plan provides for performance awards entitling the recipient to receive cash or common stock following the attainment of performance goals determined by the Committee. Performance conditions and provisions for deferred stock may also be attached to other awards under the Incentive Plan. In the case of any performance award (other than a stock option or SAR with an exercise price no less than the fair market value of the shares subject to the option or SAR at the time of grant) intended to qualify for the performance-based remuneration exception described in Section 162(m) of the Code (an “Exempt Award”), the Committee will in writing pre-establish specific performance goals that are based upon any one or more operational, result or event-specific goals. With respect to any Exempt Award, the maximum payable to an individual in respect of the Exempt Award for any year cannot exceed $500,000 cash or, subject to shareholder approval, 200,000 shares of common stock.

Termination. Except as otherwise provided by the Committee: (i) if a participant dies, options and SARs exercisable immediately prior to death may be exercised by the participant’s executor, administrator or transferee during a period of one year following such death (or for the remainder of their original term, if less); (ii) options and SARs not exercisable at a participant’s death terminate; and (iii) in the case of termination for reasons other than death, options and SARs remain exercisable, to the extent they were exercisable immediately prior to termination, for three months (or for the remainder of their original term, if less). Notwithstanding the foregoing, if in the Committee’s judgment the reason for the award holder’s termination casts discredit on the Company sufficient to justify immediate termination of the award, then such award will immediately terminate.

Change of Control. In the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company’s outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of substantially all the Company’s assets (a “change of control”), the Incentive Plan permits the Committee to arrange for the assumption of awards outstanding under the Incentive Plan or the grant to participants of replacement awards by that corporation. All outstanding awards requiring exercise that are not assumed or replaced by the surviving or acquiring corporation shall become exercisable immediately prior to the consummation of such merger, consolidation or other transaction and upon such consummation all such outstanding awards that have not been assumed or replaced will terminate. Additionally, individual’s stock option and restricted stock agreements also contain provisions providing for accelerated vesting in the event an option holder’s employment is terminated within twelve months of a change of control of the Company.

Amendment. The Company may at any time or times amend the Incentive Plan or any outstanding award for any purpose which may at the time be permitted by law, or may at any time terminate the Incentive Plan as to any further grants of awards; provided, that (except to the extent expressly required or permitted by the Incentive Plan) no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Incentive Plan to continue to qualify under Section 422 of the Code and for awards to be eligible for the performance-based exception under Section 162(m).

Plan Benefit

During 2005, options to purchase 1,224,384 shares of Company common stock were granted to the Company’s executive officers under the Incentive Plan, as set forth in the table captioned “Options/SAR Grants in Last Fiscal Year” above. In addition in 2005, under the Incentive Plan, options to purchase 3,065,968 shares of the Company’s common stock were granted to all of the Company’s employees, excluding the executive officers, at an average weighted exercise price of $2.27.

The future benefits or amounts that would be received under the Incentive Plan by the executive officers and the non-executive officer employees are discretionary and are therefore not determinable at this time. The Company has adopted the following methodology for granting options to non-executive Directors described under “Board Compensation” above. Under the Incentive Plan, (i) newly elected non-executive Directors will receive 4,800 shares of restricted stock and options to purchase 12,000 shares of common stock, and (ii) the existing non-executive Directors who are re-elected will each receive 2,400 shares of restricted stock and options to purchase 6,000 shares of common stock at the Company’s Board meeting following the annual meeting

Federal Tax Effects

The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options under the Incentive Plan. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the Incentive Plan, nor does it cover state, local or non-U.S. taxes.

Incentive Stock Options. In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

Nonstatutory (Non-ISO) Options. In general, in the case of a non-ISO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is available to the Company. Any gain or loss recognized upon a subsequent sale or exchange of the shares is treated as capital gain or loss for which the Company is not entitled to a deduction.

In general, an ISO that is exercised more than three months after termination of employment (other than termination by reason of death) is treated as a non-ISO. ISOs are also treated as non-ISOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

Under the so-called “golden parachute” provisions of the Code, the vesting or accelerated exercisability of awards in connection with a change in control of the Company may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards under the Incentive Plan, may be subject to an additional 20% federal tax and may not be deductible to the Company.

Effective Date of the Incentive Plan

The Incentive Plan became effective as of February 27, 2001 and continues to remain in force.

The Board of Directors recommends a vote FOR Proposal C.

PROPOSAL D

RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS

THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE YEAR ENDING DECEMBER 31, 2006

The Audit Committee of the Board has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006. Services provided to the Company and its subsidiaries by Ernst & Young LLP in fiscal 2004 and 2005 are described below. Additional information regarding the Audit Committee is provided in the Report of the Audit Committee above. In the event shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board, and they may retain that firm or another without resubmitting the matter to the Company’s shareholders.

Representatives of Ernst & Young LLP will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

Principal Accountant Fees and Services

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual consolidated financial statements for the fiscal years ended December 31, 2004 and December 31, 2005, and fees for other services rendered by Ernst & Young LLP during those periods:

Fee Category	Fiscal 2005	% of Total	Fiscal 2004	% of Total
Audit Fees	$515,150	92.5%	$619,990	70.1%
Audit-Related Fees	—	—	169,829	19.2%
Tax Fees	41,590	7.5%	94,809	10.7%

Total Fees	$556,740	100.0%	$884,628	100.0%

Audit fees included fees related to services rendered in connection with the annual audit of the Company’s consolidated financial statements and our internal control over financial reporting, the quarterly reviews of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q, and the reviews of and other services related to registration statements and other offering memoranda.

In 2004, audit-related fees consisted primarily of fees for due diligence and agreed upon procedures related to the Genesoft Pharmaceutical merger and for audit of the financial statements of one of the Company’s employee benefit plans.

Tax fees consisted of tax compliance/preparation and other tax services. Tax compliance/preparation consisted of fees billed for professional services related to federal, state and local tax compliance.

On an on-going basis, management communicates specific projects and categories of services for which advance approval of the Audit Committee is required. The Audit Committee reviews these requests and advises management and the independent registered public accounting firm if the Audit Committee pre-approves the engagement of the independent registered public accounting firm for such projects and services. On a periodic basis, the independent registered public accounting firm reports to the Audit Committee the actual spending for such projects and services compared to the approved amounts. The Audit Committee may delegate the ability to pre-approve audit and permitted non-audit services to a sub-committee of the Audit Committee, provided that any such pre-approvals are reported at the next Audit Committee meeting.

The Audit Committee has considered whether the provision of services to the Company by Ernst & Young LLP beyond those rendered in connection with its audit and review of our financial statements was compatible with maintaining its independence. On the basis of the relevant facts and circumstances pertaining to the engagement of Ernst & Young LLP by the Company in connection with its services in fiscal 2005, the Audit Committee believes that Ernst & Young LLP satisfied the requirements of independence from the Company.

The Board of Directors recommends a vote FOR Proposal D.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about the Company’s common stock that may be issued upon the exercise of options, warrants and rights under all existing equity compensation plans as of December 31, 2005, including, but not limited to, the 1991 Stock Option Plan, 1993 Stock Option Plan, 1995 Stock Option Plan, 1995 Directors Stock Option Plan, 1997 Stock Option Plan, 2001 Incentive Plan, and the Employee Stock Purchase Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by shareholder	8,337,925		$3.44	1,950,257
Equity compensation plans not approved by shareholders	524,046	(1)(2)	$14.22	—
Total	8,861,971		$4.06	1,950,257

(1)	Includes 512,296 shares of common stock issuable upon exercise of outstanding options granted to Steven Rauscher in connection with his commencement of employment on October 26, 2000, the terms of which are more particularly described on page 10. The balance of the options granted to Mr. Rauscher upon the commencement of his employment were granted under a shareholder approved plan.
(2)	Includes 11,750 shares of common stock issuable upon exercise of outstanding options granted to certain outside consultants on March 31, 1997 and July 26, 1999 in connection with services rendered to the Company. The Company had granted these consultants options to purchase a total of 17,500 shares of common stock at a weighted exercise price of $5.04 per share, the fair market value of our Common stock at the date of grant. All of these options vested as of March 31, 2001. The options provide for a term of ten years, subject to earlier termination, and include provisions to adjust for any change in our common stock through merger, stock-split or other change in the capital structure of the Company.

SHAREHOLDER PROPOSALS

Proposals of shareholders submitted for consideration at the 2007 Annual Meeting of shareholders must be received by the Company no later than December 27, 2006 in order to be included in the Company’s proxy statement for the 2007 Annual Meeting. In addition, if a shareholder wishes to present a proposal at the Company’s 2007 Annual Meeting that will not be included in the Company’s proxy statement and fails to notify the Company by no later than March 12, 2007, then the proxies solicited by the Board of Directors for the 2007 Annual Meeting will include discretionary authority to vote on the shareholder’s proposal in the event that it is properly brought before the meeting.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who beneficially own more than ten percent of the Company’s stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers. Executive officers, directors and greater than ten percent beneficial owners are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company’s executive officers and directors, the Company believes that, during the year ended December 31, 2005, its executive officers and directors have complied with all Section 16(a) filing requirements applicable to them, except that (i) on March 24, 2005, Steven Rauscher filed late a Form 4 reporting the issuance by the Company to Mr. Rauscher on March 7, 2006 of an option to purchase shares of common stock, (ii) on March 24, 2005, Stephen Cohen filed late a Form 4 reporting the issuance by the Company to Mr. Cohen on March 7, 2006 of an option to purchase shares of common stock, (iii) on September 9, 2005, Gary Patou filed late a Form 4 reporting open market sales of common stock on September 6, 2006, and (iv) on December 29, 2005, each of Steven Rauscher, Stephen Cohen, David Stone, David Singer, Luke Evnin, Robert Hennessey, Pamela Kirby and Norbert Riedel filed late a Form 4 reporting that discounted stock options were cancelled by mutual agreement of the reporting person and the Company and exchanged on December 21, 2005 for the same amount of options exercisable at the current fair market value on the transaction date.

FORM 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 as filed with the Securities and Exchange Commission is available without charge by writing to:

Oscient Pharmaceuticals Corporation

1000 Winter Street, Suite 2200

Waltham, MA 02451

(781) 398-2300

Attn: Investor Relations

OTHER MATTERS

The Board of Directors knows of no other business to be presented at the meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the proxy will vote in respect thereof in accordance with their best judgment.

In the event that sufficient votes in favor of any of the proposals set forth in the accompanying Notice are not received by the time scheduled for the meeting, the persons named as proxies may propose one or more adjournments of such meeting for a period of not more than 60 days in the aggregate to permit further solicitation of proxies with respect to any of such proposals. Any such adjournments will require the affirmative vote of a majority of the votes cast on the question in person or by proxy at the session of the meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies to which they are entitled to vote in favor. They will vote against any such adjournment those proxies to which they are required to vote against. The costs of any such additional solicitation and of any adjourned session will be borne by the Company.

The Board of Directors encourages you to have your shares voted by signing and returning the enclosed form of proxy. The fact that you will have returned your proxy in advance will in no way affect your right to vote in person should you find it possible to attend. However, by signing and returning the proxy you have assured your representation at the meeting.

Thank you for your cooperation.

ANNEX A

OSCIENT PHARMACEUTICALS CORPORATION

AMENDED AND RESTATED

EMPLOYEE STOCK PURCHASE PLAN

SECTION 1.    PURPOSE OF PLAN

This Oscient Pharmaceuticals Corporation Amended and Restated Employee Stock Purchase Plan (the “Plan”), is intended to provide a method by which eligible employees of Oscient Pharmaceuticals Corporation (the “Company”) may use voluntary, systematic payroll deductions to purchase shares of Common Stock, $.10 par value of the Company (such Common Stock being hereafter referred to as “Stock”) and thereby acquire an interest in the future of the Company. The purpose of the Plan is to assist the Company in retaining high quality employees and to expand employee stock ownership. The Plan is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and Options (as defined below) granted hereunder are intended to be exempt from Section 409A of the Code, and the Plan and all outstanding Options shall be construed and administered accordingly.

SECTION 2.    OPTIONS TO PURCHASE STOCK

Under the Plan, there is available an aggregate of not more than 2,250,000 shares of Stock (subject to adjustment as provided in Section 15) for sale pursuant to the exercise of options (“Options”) granted under the Plan to employees of the Company (“Employees”) who meet the eligibility requirements set forth in Section 3 hereof (“Eligible Employees”). The Stock to be delivered upon exercise of Options under the Plan may be either shares of authorized but unissued Stock or shares of reacquired Stock, as the Board of Directors of the Company (the “Board of Directors”) may determine.

SECTION 3.    ELIGIBLE EMPLOYEES

Except as otherwise provided below, each Employee who, on the first day of an Option Period (as defined below) following his or her employment by the Company, is scheduled to work at least 20 hours per week and is expected to be employed by Company for at least five months per year will be eligible to participate in the Plan

(a) Any Employee who immediately after the grant of an Option would own (or pursuant to Section 423(b)(3) of the Code would be deemed to own) stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, as defined in Section 424 of the Code, will not be eligible to receive an Option to purchase Stock pursuant to the Plan.

(b) No Employee will be granted an Option under the Plan that would permit his or her rights to purchase shares of stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in fair market value of such stock (determined at the time the Option is granted) for each calendar year during which any such Option granted to such Employee is outstanding at any time, as provided in Section 423 of the Code.

SECTION 4.    METHOD OF PARTICIPATION

The first stock option period (the “Initial Option Period”) for which Options under the Plan were granted commenced on March 1, 2000 and ended on June 30, 2000. After the Initial Option Period, the periods for which Options may be granted hereunder have been, and shall be, from January 1 to June 30 and from July 1 to

December 31 of each year. Such periods, together with the Initial Option Period, shall be referred to as the “Option Periods.” Each person who will be an Eligible Employee on the first day of any Option Period may elect to participate in the Plan by executing and delivering, at least 15 days prior to such day, a payroll deduction authorization in accordance with Section 5. Such Employee will thereby become a participant (“Participant”) on the first day of such Option Period and will remain a Participant until his or her participation is terminated as provided in the Plan.

SECTION 5.    PAYROLL DEDUCTION

The payroll deduction authorization will request withholding at a rate (in whole percentages) of not less than 1% nor more than 15% from the Participant’s Compensation by means of substantially equal payroll deductions over the Option Period from payroll periods ending in the Option Period. For purposes of the Plan, “Compensation” means all compensation paid to the Participant by the Company and currently includable in his or her income, including bonuses, commissions and other amounts includible in the definition of compensation provided in the Treasury Regulations promulgated under Section 415 of the Code, plus any amount that would be so included but for the fact that it was contributed to a qualified plan pursuant to an elective deferral under Section 401(k) of the Code, but not including payments under stock option plans and other employee benefit plans or any other amounts excluded from the definition of compensation provided in the Treasury Regulations under Section 415 of the Code. Once per quarter, a Participant may increase or decrease the withholding rate of his or her payroll deduction authorization by written notice delivered to the Company at least 15 days prior to the first day of the Option Period as to which the change is to be effective. All amounts withheld in accordance with a Participant’s payroll deduction authorization will be credited to a withholding account for such Participant.

SECTION 6.    GRANT OF OPTIONS

Each person who is a Participant on the first day of an Option Period will as of such day be granted an Option for such Period. Such Option will be for the number of whole shares of Stock to be determined by dividing (i) the balance in the Participant’s withholding account on the last day of the Option Period, by (ii) the purchase price per share of the Stock determined under Section 7; provided, that the maximum number of shares that were purchased by any Participant for the Initial Option Period equaled that number of shares which had a fair market value of $8,333.33 on the first day of the Initial Option Period; provided, further, that the maximum number of shares that may be purchased by any Participant for any subsequent Option Period shall be that number of shares which had a fair market value of $12,500 on the first day of the Option Period. The Company will reduce, on a substantially proportionate basis, the number of shares of Stock purchasable by each Participant upon exercise of his or her Option for an Option Period in the event that the number of shares then available under the Plan is insufficient.

SECTION 7.    PURCHASE PRICE

The purchase price of Stock issued pursuant to the exercise of an Option will be 85% of the fair market value of the Stock at (a) the time of grant of the Option or (b) the time at which the Option is deemed exercised, whichever is less. Fair market value will mean the Closing Price of the Stock. The “Closing Price” of the Stock on any business day will be the last sale price, regular way, with respect to such Stock, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, with respect to such Stock, in either case as reported on the NASDAQ Stock Market (“NASDAQ”); or, if such Stock is not listed or admitted to trading on NASDAQ, as reported on such other principal national securities exchange on which such Stock is listed or admitted to trading.

SECTION 8.    EXERCISE OF OPTIONS

If any Employee is a Participant in the Plan on the last business day of an Option Period, he or she will be deemed to have exercised the Option granted to him or her for that period. Upon such exercise, the Company will apply the balance of the Participant’s withholding account to the purchase of the number of whole shares of Stock determined under Section 6 and as soon as practicable thereafter will issue and deliver certificates for said shares to the Participant and will return to him or her the balance, if any, of his or her withholding account in excess of the total purchase price of the shares so issued; provided, that if the balance left in the account consists solely of an amount equal to the value of a fractional share it will be retained in the Account and carried over to the next Period. No fractional shares will be issued hereunder.

Notwithstanding anything herein to the contrary, the Company’s obligation to issue and deliver shares of Stock under the Plan will be subject to the approval required of any governmental authority in connection with the authorization, issuance, sale or transfer of said shares, to any requirements of any national securities exchange applicable thereto, and to compliance by the Company with other applicable legal requirements in effect from time to time.

SECTION 9.    INTEREST

No interest will be payable on withholding accounts.

SECTION 10.    CANCELLATION AND WITHDRAWAL

A Participant who holds an Option under the Plan may at any time prior to exercise thereof under Section 8 cancel all or any part of his or her Options by written notice delivered to the Company. Upon such cancellation, the balance in the Participant’s withholding account will be returned to the Participant.

A Participant may terminate his or her payroll deduction authorization as of any date by written notice delivered to the Company and will thereby cease to be a Participant as of such date. Any Participant who voluntarily terminates his or her payroll deduction authorization prior to the last business day of an option period will be deemed to have canceled his or her Option.

SECTION 11.    TERMINATION OF EMPLOYMENT

Upon the termination of a Participant’s service with the Company by reason of retirement or disability (permanent or temporary) or upon a Participant’s leave of absence with the Company, such Participant, by written notice to the Company, may request that the balance of his or her withholding account be applied to the exercise of his or her Option as of the last day of the Option Period pursuant to Section 8 of the Plan.

In the absence of such a written notice to the Company, subject to Section 12, upon the termination of a Participant’s service with the Company for any reason, he or she will cease to be a Participant, and any Option held by him or her under the Plan will be deemed canceled, the balance of his or her withholding account will be returned, and he or she will have no further rights under the Plan.

SECTION 12.    DEATH OF PARTICIPANT

A Participant may file a written designation of beneficiary specifying who is to receive any stock and/or cash credited to the Participant under the Plan in the event of the Participant’s death, which designation will also provide for the election by the Participant of either (i) cancellation of the Participant’s Option upon his or her death, as provided in Section 10 or (ii) application as of the last day of the Option Period of the balance of the deceased Participant’s withholding account at the time of death to the exercise of his or her Option, pursuant to Section 8 of the Plan. In the absence of a valid election otherwise, the death of a Participant will be deemed to effect a cancellation of his or her Option. A designation of beneficiary and election may be changed by the Participant at any time, by written notice. In the event of the death of a Participant and receipt by the Company of proof of the identity and existence at the Participant’s death of a beneficiary validly designated by him or her under the Plan, the Company will deliver such stock and/or cash to which the beneficiary is entitled under the Plan to such beneficiary. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company will deliver such stock and/or cash to the executor or administrator of the estate of the Participant, if the Company is able to identify such executor or administrator. If the Company is unable to identify such administrator or executor, the Company in its discretion may deliver such stock and/or cash to the spouse or to any one or more dependents of a Participant as the Company may determine. No beneficiary will, prior to the death of the Participant by whom he or she has been designated, acquire any interest in the stock or cash credited to the Participant under the Plan.

SECTION 13.    EQUAL RIGHTS; PARTICIPANT’S RIGHTS NOT TRANSFERABLE

All Participants granted Options under the Plan will have the same rights and privileges, and each Participant’s rights and privileges under any Option granted under the Plan will be exercisable during his or her lifetime only by him or her, and will not be sold, pledged, assigned, or transferred in any manner. In the event any Participant violates the terms of this Section, any Options held by him or her may be terminated by the Company and upon return to the Participant of the balance of his or her withholding account, all his or her rights under the Plan will terminate.

SECTION 14.    EMPLOYMENT RIGHTS

Nothing contained in the provisions of the Plan will be construed to give to any Employee the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Employee at any time.

SECTION 15.    CHANGE IN CAPITALIZATION

In the event of any change in the outstanding Stock of the Company by reason of a stock dividend, split-up, recapitalization, merger, consolidation, reorganization, or other capital change, the aggregate number of shares available under the Plan, the number of shares under Options granted but not exercised, the maximum number of shares purchasable under an Option, and the Option price will be appropriately adjusted.

SECTION 16.    ADMINISTRATION OF PLAN

The Plan will be administered by the Board of Directors, which will have the right to determine any questions which may arise regarding the interpretation and application of the provisions of the Plan and to make, administer, and interpret such rules and regulations as it will deem necessary or advisable.

SECTION 17.    AMENDMENT AND TERMINATION OF PLAN

The Company reserves the right at any time or times to amend the Plan to any extent and in any manner it may deem advisable by vote of the Board of Directors; provided, however, that any amendment relating to the aggregate number of shares which may be issued under the Plan (other than an adjustment provided for in Section 15) will have no force or effect unless it will have been approved by the shareholders within twelve months before or after its adoption.

The Plan may be suspended or terminated at any time by the Board of Directors, but no such suspension or termination will adversely affect the rights and privileges of holders of the outstanding Options. The Plan will terminate in any case when all or substantially all of the Stock reserved for the purposes of the Plan has been purchased.

SECTION 18.    APPROVAL OF SHAREHOLDERS

This amendment and restatement of the Plan will be subject to the approval of the shareholders of the Company secured within twelve months before or after the date the Plan is adopted by the Board of Directors.

SECTION 19.    EFFECTIVE DATE

The Plan was originally adopted by the Board of Directors of the Company on October 27, 1999, and the effective date of the Plan was March 1, 2000 which was the date that the Plan was originally approved by the shareholders of the Company. This amendment and restatement of the Plan shall be effective on the date that the shareholders of the Company approve this amendment and restatement.

ANNEX B

OSCIENT PHARMACEUTICALS CORPORATION

AMENDED AND RESTATED

2001 INCENTIVE PLAN

1. DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2. GENERAL

The Plan has been established to advance the interests of the Company by giving selected Employees, directors and other persons (including both individuals and entities) who provide services to the Company or its Affiliates stock-based incentives or incentives based on Performance Criteria.

3. ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures (which it may modify or waive); and otherwise do all things necessary to carry out the purposes of the Plan. Once an Award has been communicated in writing to a Participant, the Administrator may not, without the Participant’s consent, alter the terms of the Award so as to affect adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so in writing at the time of such communication. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator shall exercise its discretion consistent with qualifying the Award for such exception.

4. LIMITS ON AWARD UNDER THE PLAN

a. Number of Shares. The maximum number of shares of Stock of the Company that may be delivered in satisfaction of Awards granted under the Plan shall be: (i) 5,000,000, plus (ii) the number of unused Prior Plan shares of Stock. For purposes of this Section 4.a., shares of Stock shall be treated as unused Prior Plan shares (i) if they were available for issuance under the Prior Plan on the Effective Date (including, without limitation, shares of Stock underlying awards outstanding under the Prior Plan on the Effective Date to the extent that such shares had not been delivered prior to the Effective Date), (ii) if they were subject to awards under the Prior Plan, other than restricted stock awards, that were outstanding on the day preceding the Effective Date to the extent such Prior Plan awards are exercised or are satisfied, or terminate or expire, on or after the Effective Date without the delivery of such shares, or (iii) if they were outstanding on the day preceding the Effective Date as restricted stock awards under the Prior Plan and are thereafter forfeited. For purposes of the first sentence of this Section 4.a., the following shares shall not be considered to have been delivered under the Plan: (A) shares remaining under an Award that terminates without having been exercised in full; (B) shares subject to an Award, where cash is delivered to a Participant in lieu of such shares; (C) shares of Restricted Stock that have been forfeited in accordance with the terms of the applicable Award; and (D) shares held back in satisfaction of tax withholding requirements from shares that would otherwise have been delivered pursuant to an Award. The number of shares of Stock delivered under an Award shall be determined net of any previously acquired shares of Stock tendered by the Participant in payment of withholding taxes. To the extent consistent with the requirements of Section 422 of the Code and regulations thereunder, and with other applicable legal requirements (including applicable stock exchange or similar requirements), Stock issued under awards of an acquired company that are converted, replaced, or adjusted in connection with the acquisition shall not reduce the number of shares available for Awards under the Plan.

b. Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock will be delivered under the Plan.

c. Option & SAR Limits. The maximum number of shares of Stock for which Stock Options may be granted to any person in any calendar year, the maximum number of shares of Stock subject to SARs granted to any person in any calendar year and the aggregate maximum number of shares of Stock subject to other Awards (other than Restricted Stock Awards) that may be delivered to any person in any calendar year shall be 750,000, and the aggregate maximum number of shares of Stock subject to Restricted Stock Awards that may be delivered to any person in any calendar year shall each be 200,000.

d. Other Award Limits. No more than $500,000 may be paid to any individual with respect to any Cash Performance Award. In applying the limitation of the preceding sentence: (A) multiple Cash Performance Awards to the same individual that are determined by reference to performance periods of one year or less ending with or within the same fiscal year of the Company shall be subject in the aggregate to one limit of such amount, and (B) multiple Cash Performance Awards to the same individual that are determined by reference to one or more multi-year performance periods ending in the same fiscal year of the Company shall be subject in the aggregate to a separate limit of such amount. With respect to any Performance Award other than a Cash Performance Award or a Stock Option or SAR, the maximum Award opportunity shall be 200,000 shares of Stock or their equivalent value in cash, subject to the limitations of Section 4.c.

5. ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among those Employees, directors and other individuals or entities providing services to the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for ISOs is further limited to those individuals whose employment status would qualify them for the tax treatment described in Sections 421 and 422 of the Code.

6. RULES APPLICABLE TO AWARDS

a. ALL AWARDS

(1) Terms of Awards. The Administrator shall determine the terms of all Awards subject to the limitations provided herein.

(2) Performance Criteria. Where rights under an Award depend in whole or in part on satisfaction of Performance Criteria, actions by the Company that have an effect, however material, on such Performance Criteria or on the likelihood that they will be satisfied will not be deemed an amendment or alteration of the Award.

(3) Transferability Of Awards. Except as the Administrator otherwise expressly provides, Awards may not be transferred other than by will or by the laws of descent and distribution, and during a Participant’s lifetime an Award requiring exercise may be exercised only by the Participant (or in the event of the Participant’s incapacity, the person or persons legally appointed to act on the Participant’s behalf).

(4) Vesting, Etc. Without limiting the generality of Section 3, the Administrator may determine the time or times at which an Award will vest (i.e., become free of forfeiture restrictions) or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Unless the Administrator expressly provides otherwise, immediately upon the cessation of the Participant’s employment or other service relationship with the Company and its Affiliates, an Award requiring exercise will cease to be exercisable, and all Awards to the extent not already fully vested will be forfeited, except that:

(A) all Stock Options and SARs held by the Participant immediately prior to the cessation of the Participant’s employment or other service relationship for reasons other than death and except as provided in (B) below, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6.a.(4), and shall thereupon terminate;

(B) all Stock Options and SARs held by a Participant immediately prior to his or her death, to the extent then exercisable, will remain exercisable by such Participant’s executor or administrator or the person or persons to whom the Stock Option or SAR is transferred by will or the applicable laws of descent and distribution, for the lesser of (i) a one year ending with the first anniversary of the Participant’s death period (or such longer or shorter period as is determined by the Administrator) or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6.a.(4) and shall thereupon terminate; and

(C) all Stock Options and SARs held by the Participant whose cessation of employment or other service relationship is determined by the Administrator in its sole discretion to result for reasons which cast such discredit on the Participant as to justify immediate termination of the Award shall immediately terminate upon such cessation.

Unless the Administrator expressly provides otherwise, a Participant’s “employment or other service relationship with the Company and its Affiliates” will be deemed to have ceased, in the case of an employee Participant, upon termination of the Participant’s employment with the Company and its Affiliates (whether or not the Participant continues in the service of the Company or its Affiliates in some capacity other than that of an employee of the Company or its Affiliates), and in the case of any other Participant, when the service relationship in respect of which the Award was granted terminates (whether or not the Participant continues in the service of the Company or its Affiliates in some other capacity).

(5) Taxes. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements.

(6) Dividend Equivalents, Etc. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award. Any entitlement to dividend equivalents or similar entitlements shall be established and administered consistent either with exemption from, or compliance with, the requirements of Section 409A to the extent applicable.

(7) Rights Limited. Nothing in the Plan shall be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a shareholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.

(8) Section 162(m). In the case of an Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Plan and such Award shall be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. In the case of a Performance Award intended to qualify as performance-based for the purposes of Section 162(m) (other than a Stock Option or SAR), the Committee shall in writing preestablish one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). Prior to payment of any Performance Award (other than a Stock Option or SAR) intended to qualify as performance-based under Section 162(m), the Committee shall certify whether the Performance Criteria have been attained and such determination shall be final and conclusive. If the Performance Criteria with respect to any such Award are not attained, no other Award shall be provided in substitution of the Performance Award.

b. AWARDS REQUIRING EXERCISE

(1) Time And Manner Of Exercise. Unless the Administrator expressly provides otherwise, (a) an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a written notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award; and (b) if the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

(2) Exercise Price. The Administrator shall determine the exercise price of each Stock Option and the base amount of each SAR, provided that such exercise price or base amount, as the case may be, may not be less than the fair market value of the Stock subject to the Stock Option or SAR, as the case may be, determined as of the date of grant. Fair market value shall be determined by the Administrator consistent with the requirements of Section 422, where applicable, and Section 409A. An ISO granted to an Employee described in Section 422(b)(6) of the Code must have an exercise price that is not less than 110% of such fair market value.

(3) Payment Of Exercise Price, If Any. Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the following: (a) all payments will be by cash or check acceptable to the Administrator, or (b) if so permitted by the Administrator, (i) through the delivery of shares of Stock which have been outstanding for at least six months (unless the Administrator approves a shorter period) and which have a fair market value equal to the exercise price, (ii) by delivery of a promissory note of the person exercising the Award to the Company, payable on such terms as are specified by the Administrator, to the extent permitted under applicable law, (iii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (iv) by any combination of the foregoing permissible forms of payment; and (c) where shares of Stock issued under an Award are part of an original issue of shares, the Award shall require an exercise price equal to at least the par value of such shares.

(4) ISOs. No ISO may be granted under the Plan after June 7, 2016, but ISOs previously granted may extend beyond that date.

(5) Section 409A Exemption. Except as the Administrator otherwise determines, no Award requiring exercise shall have deferral features, or shall be administered in a manner, that would cause such Award to fail to qualify for exemption from Section 409A.

c. AWARDS NOT REQUIRING EXERCISE

Awards of Restricted Stock and Unrestricted Stock may be made in return for either (i) services determined by the Administrator to have a value not less than the par value of the Awarded shares of Stock, or (ii) cash or other property having a value not less than the par value of the Awarded shares of Stock plus such additional amounts (if any) as the Administrator may determine payable in such combination and type of cash, other property (of any kind) or services as the Administrator may determine. Any Award resulting in a deferral of compensation subject to Section 409A shall be construed to the maximum extent possible, as determined by the Administrator, consistent with the requirements of Section 409A.

7. EFFECT OF CERTAIN TRANSACTIONS

a. MERGERS, ETC.

In the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company’s outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of substantially all the Company’s assets, all outstanding Awards shall thereupon terminate, provided that all outstanding Awards shall become exercisable immediately prior to consummation of such merger, consolidation or sale of assets unless, if there is a surviving or acquiring corporation, the Board has arranged, subject to consummation of the merger, consolidation or sale of assets, for the assumption of the Awards or the grant to participants of replacement awards by the surviving or acquiring corporation or an affiliate of that corporation, which awards in the case of incentive options shall satisfy the requirements of section 424(a) of the Code.

The Board may grant Awards under the Plan in substitution for awards held by directors, employees, consultants or advisers of another corporation who concurrently become directors, employees, consultants or advisers of the Company or a subsidiary of the Company as the result of a merger or consolidation of that corporation with the Company or a subsidiary of the Company, or as the result of the acquisition by the Company or a subsidiary of the Company of property or stock of that corporation. The Company may direct that substitute awards be granted on such terms and conditions as the Board considers appropriate in the circumstances.

b. CHANGES IN AND DISTRIBUTIONS WITH RESPECT TO THE STOCK

(1) Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company’s capital structure, the Administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 4.a. and to the maximum share limits described in Section 4.c., and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

(2) Certain Other Adjustments. The Administrator may also make adjustments of the type described in paragraph (1) above to take into account distributions to common stockholders other than those provided for in Section 7.a. and 7.b.(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder; provided, that no such adjustment shall be made without due regard for the qualification of ISOs under Section 422 of the Code, the requirements of Section 409A, and the performance-based compensation rules of Section 162(m), where applicable.

(3) Continuing Application of Plan Terms. References in the Plan to shares of Stock shall be construed to include any stock or securities resulting from an adjustment pursuant to Section 7.b.(1) or 7.b.(2) above.

8. LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until the Company’s counsel has approved all legal matters in connection with the issuance and delivery of such shares; if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock.

9. AMENDMENT AND TERMINATION

Subject to the last sentence of Section 3, the Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards; provided, that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to continue to qualify under Section 422 of the Code and for Awards to be eligible for the performance-based exception under Section 162(m).

10. NON-LIMITATION OF THE COMPANY’S RIGHTS

The existence of the Plan or the grant of any Award shall not in any way affect the Company’s right to award a person bonuses or other compensation in addition to Awards under the Plan.

11. GOVERNING LAW

The Plan shall be construed in accordance with the laws of The Commonwealth of Massachusetts.

12. MISCELLANEOUS

(a) Waiver of Jury Trial. By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.

(b) Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company nor the Administrator, nor any person acting on behalf of the Company or the Administrator, shall be liable to any Participant or to the estate or beneficiary of any Participant by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code; provided, that nothing in this Section 12(b) shall limit the ability of the Administrator or the Company to provide by express agreement with a Participant for a gross-up payment or other payment in connection with any such tax or additional tax.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, shall have the meanings and be subject to the provisions set forth below:

“Administrator”: The Board or, if one or more has been appointed, the Committee.

“Affiliate”: Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests. Notwithstanding the preceding, for purposes of determining eligibility for the grant of an Stock Option or SAR by reason of service with an Affiliate, the term “Affiliate” shall be limited to persons that stand in a relationship to the Company that would result in the Company and such person being treated as a single employer under Section 414(b) or Section 414(c) of the Code, all in accordance with the definition of “service recipient” under Section 409A of the Code.

“Award”: Any or a combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v) Deferred Stock.

(vi) Securities (other than Stock Options) that are convertible into or exchangeable for Stock on such terms and conditions as the Administrator determines.

(vii) Cash Performance Awards.

(viii) Performance Awards.

(ix) Grants of cash, or loans, made in connection with other Awards in order to help defray in whole or in part the economic cost (including tax cost) of the Award to the Participant.

“Board”: The Board of Directors of the Company.

“Cash Performance Award”: A Performance Award payable in cash.

“Code”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Committee”: One or more committees of the Board which in the case of Awards granted to officers of the Company shall be comprised solely of two or more outside directors within the meaning of Section 162(m). Any Committee may delegate ministerial tasks to such persons (including Employees) as it deems appropriate.

“Company”: Oscient Pharmaceuticals Corporation.

“Deferred Stock”: A promise to deliver Stock or other securities in the future on specified terms.

“Effective Date”: The date on which the stockholders of the Company approve the Plan.

“Employee”: Any person who is employed by the Company or an Affiliate.

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422 of the Code. No Stock Option Awarded under the Plan will be an ISO unless the Administrator expressly provides for ISO treatment.

“Participant”: An Employee, director or other person providing services to the Company or its Affiliates who is granted an Award under the Plan.

“Performance Award”: An Award subject to Performance Criteria. The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

“Performance Criteria”: Specified criteria the satisfaction of which is a condition for the exercisability, vesting or full enjoyment of an Award. For purposes of Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion shall mean an objectively determinable measure of performance relating to any of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): (i) sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; network deployment; sales of particular products or services; customer acquisition, expansion and retention; or any combination of the foregoing; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) and refinancings; transactions that would constitute a change of control; or any combination of the foregoing. A Performance Criterion measure and targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss.

“Plan”: The Oscient Pharmaceuticals Corporation 2001 Incentive Plan as from time to time amended and in effect.

“Prior Plan”: The Oscient Pharmaceuticals Corporation 2001 Amended and Restated Incentive Plan in effect prior to the Effective Date.

“Restricted Stock”: An Award of Stock subject to restrictions requiring that such Stock be redelivered to the Company if specified conditions are not satisfied.

“Section 162(m)”: Section 162(m) of the Code.

“Section 409A”: Section 409A of the Code.

“SARs”: Rights entitling the holder upon exercise to receive cash or Stock, as the Administrator determines, equal to a function (determined by the Administrator using such factors as it deems appropriate) of the amount by which the Stock has appreciated in value above a specified base amount.

“Stock”: Common Stock of the Company, par value $ .10 per share.

“Stock Options”: Options entitling the recipient to acquire shares of Stock upon payment of the exercise price.

“Unrestricted Stock”: An Award of Stock not subject to any restrictions under the Plan.

PROXY

OSCIENT PHARMACEUTICALS CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

JUNE 8, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints STEVEN M. RAUSCHER, STEPHEN COHEN and DOMINICK COLANGELO, and each of them acting singly, proxies with power of substitution to each, to vote at the Annual Meeting of Stockholders of Oscient Pharmaceuticals Corporation, to be held on June 8, 2006, at Ropes & Gray LLP, One International Place, 36th Floor, Boston, Massachusetts beginning at 9:00 a.m., local time, or at any adjournments thereof, all of the shares of common stock, par value $0.10 per share, of Oscient Pharmaceuticals Corporation that the undersigned would be entitled to vote if personally present. The undersigned instructs such proxies or their substitutes to act on the following matters as specified by the undersigned, and to vote in such manner as they may determine on any other matters that may properly come before the meeting.

Please sign and date this proxy on the reverse side where indicated	SEE REVERSE SIDE

OSCIENT PHARMACEUTICALS CORPORATION

1000 Winter Street, Suite 2200, Waltham, Massachusetts 02451

Attention: Stephen Cohen

                 Chief Financial Officer

☒ Please mark votes as in this example.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO CONTRARY DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

1. To elect nine directors.		☐	☐
Nominees:

(01) Robert J. Hennessey, (02) Pamela J. Kirby, Ph.D.,

(03) William R. Mattson, (04) Gary Patou, M.D.,

(05) Steven M. Rauscher, (06) William S. Reardon,

(07) Norbert G. Riedel, Ph.D., (08) David K. Stone,

(09) John E. Voris

	☐	For All Nominees	Withheld From All Nominees
For all nominees except as noted above

2. To approve an amendment to the Employee Stock Purchase Plan, as amended, increasing the number of shares of common stock available for issuance under the plan from 1,500,000 to 2,250,000 shares.	☐ For	☐ Against	☐ Abstain

3.    To approve an amendment to the 2001 Incentive Plan, to (i) increase the number of shares of common stock, par value $0.10 per share, available for issuance under the plan from 10,812,228 to 15,812,228 shares, (ii) decrease the maximum number of shares of common stock for which stock options may be granted to any person in any calendar year, the maximum number of shares of common stock subject to stock appreciation rights (SARs) granted to any person in any calendar year, and the aggregate maximum number of shares of common stock subject to other awards (other than restricted stock awards) that may be delivered to any person in any calendar year from 1,000,000 to 750,000, (iii) increase the maximum number of shares of common stock subject to restricted stock awards that may be delivered to any person in any calendar year from 100,000 to 200,000, and (iv) increase, with respect to any stock-based performance award other than a stock option or SAR, the maximum number of shares of common stock that may be subject to such award from 100,000 to 200,000.

	☐ For	☐ Against	☐ Abstain

4. To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006.	☐ For	☐ Against	☐ Abstain

5. To transact such other business as may properly come before the meeting or any adjournment of the meeting.	☐ For	☐ Against	☐ Abstain

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

PLEASE SIGN AND DATE.

Please sign exactly as name appears hereon.

All joint owners should sign. When signing as executor, administrator, attorney or guardian or as custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name and indicate the signer’s office. If a partner, sign in the partnership name.

Signature	Date:

Signature	Date: